UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            	AMENDMENT NO. 2
                                      TO
                                  FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 VALCOM, INC.


            (Exact name of registrant as specified in its charter)


          Delaware                         7819                  58-1700840
-----------------------------  ----------------------------  -------------------
  State  or  jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization   Classification Code Number)  Identification No.)





             41 North Mojave Road, Las Vegas, Nevada 89101-4812
                              (702) 358-9000
  (Address and telephone number of registrant's principal executive offices)

                            Vince Vellardita, CEO

             41 North Mojave Road, Las Vegas, Nevada 89101-4812
                              (702) 358-9000
          (Name, address and telephone number of agent for service)

                          Copy of communications to:
                            Darrin M. Ocasio, Esq.
                     Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of Americas
                              New York, NY 10018
                           Telephone: 212-930-9700
                           Facsimile: 212-930-9725

 Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                             CALCULATION  OF  REGISTRATION  FEE

----------------------  --------------  ----------------  ------------------  -----------
Title of each class                     Proposed maximum   Proposed maximum
of securities to be     Amount to be     offering price   aggregate offering   Amount of
registered(1)            registered        per share      price registration    fee(2)
----------------------  --------------  ----------------  ------------------  -----------
Common  stock            13,574,661(3)             $0.25       $3,393,665.25     $429.98
----------------------  --------------  ----------------  ------------------  -----------
Common  stock             1,500,000(4)             $0.25         $375,000.00      $47.53
----------------------  --------------  ----------------  ------------------  -----------
Common  stock               125,000                $0.25          $31,250.00       $3.96
----------------------  --------------  ----------------  ------------------  -----------
Total Registration Fee                                                           $481.47*
----------------------  --------------  ----------------  ------------------  -----------
* Previously paid.


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible notes and the exercise of warrants by the selling stockholders. We are also registering such additional shares of common stock as may be issued as a result of stock-splits, stock dividends and similar transactions pursuant to Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated
 200% of the number of shares of our common stock issuable upon conversion of the convertible notes. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)  Fee  calculated  in  accordance  with  Rule  457(c)  of the Securities Act.
 Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price of our common stock on November 1, 2004, as reported on the OTC Bulletin Board.

(3)  Represents  common  stock  that  may  be  issued upon the conversion the 8%
 Callable  Secured  Convertible  Notes,  maturing  August  17,  2006.

(4) Represents common stock that may be issued upon the exercise of common share purchase warrants.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



PROSPECTUS
                            Subject to Completion
                           _______ __, 2005

                                 VALCOM, INC.

                      15,199,661 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling stockholders of up to 15,199,661 shares of common stock of ValCom, Inc. issuable to the selling stockholders:

- up to 13,574,661 shares of common stock issuable to certain selling stockholders upon the conversion of principal and interest, or in payment of interest, under 8% Callable Secured Convertible Notes; and

- up to 1,500,000 shares of common stock issuable to certain selling stockholders assuming the exercise of outstanding common share purchase warrants.

- up to 125,000 shares of common stock.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

Our common stock is quoted on the OTC Bulletin Board under the symbol "VACM". On March 1 , 2005 the closing bid price for one share of our common stock was $ 0.06. We do not have any securities that are currently traded on any other exchange or quotation system.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March __,2005.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                              TABLE OF CONTENTS

                                                                    PAGE NUMBER
PROSPECTUS  SUMMARY

RISK  FACTORS

FORWARD-LOOKING  STATEMENTS

SECURITIES  AND  EXCHANGE  COMMISSION'S  PUBLIC  REFERENCE

THE  OFFERING

USE  OF  PROCEEDS

SELLING  SHAREHOLDERS

SECURITY PURCHASE AGREEMENT

COVENANTS DISCOUNTED  8%  CALLABLE  SECURED  CONVERTIBLE  NOT

WARRANTS

LEGAL  PROCEEDINGS

DIRECTORS,  EXECUTIVE  OFFICERS, PROMOTERS AND  CONTROL  PERSONS

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

DESCRIPTION  OF  COMMON  STOCK

LEGAL  MATTERS

CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS
ON  ACCOUNTING AND FINANCIAL DISCLOSURE

INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

EXPERTS

DISCLOSURE  OF  SEC  POSITION  OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

DESCRIPTION  OF  BUSINESS

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

RESULTS  OF  OPERATIONS

LIQUIDITY  AND  CAPITAL  RESOURCES

APPLICATION  OF  CRITICAL  ACCOUNTING  POLICIES

DESCRIPTION  OF  PROPERTY

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

DIVIDEND  POLICY

EXECUTIVE  COMPENSATION

COMPENSATION  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

FINANCIAL  STATEMENTS

WHERE  YOU  CAN  FIND  MORE  INFORMATION

As used in this prospectus, the terms "we", "us", "our", and "ValCom" mean ValCom, Inc. and its subsidiaries, unless otherwise indicated.

                              PROSPECTUS SUMMARY

                                 OUR BUSINESS

We are a diversified entertainment company with the following operating activities:

1. STUDIO RENTAL.

Through our subsidiary, Valencia Entertainment International, LLC, we operated eight sound stages in Valencia, California until June 10, 2004, when six of our eight sound stages were sold off to pay the debts of Laurus Master Funds and Finance Unlimited (see the below disclosure). We currently lease the other two sound stages. Beginning June 2003, we signed a one-year lease with five one-year options for our sound stages, with an option to purchase the sound stages as well. In addition, we acquired seven and one half acres of property in Nevada with 162,000 square feet of buildings, which are being renovated into seven sound stages for rental. Our subsidiary, Half Day Video, Inc., supplies personnel, cameras, and other production equipment to various production companies on a short-term basis.

Valencia Entertainment International, LLC, recently emerged from Chapter 11 bankruptcy after selling property per a court order. On April 7, 2003, Valencia Entertainment International LLC filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. Throughout the pendency of this case, we have worked with our two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders' cash collateral through March 31, 2004.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing our continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grants Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

In May 2004, Laurus paid off Finance Unlimited and was subrogated to Finance's $6,565,998 claim, which became included in the senior of Laurus' two claims. Laurus then sought to conduct a non-judicial foreclosure sale of the property, and we objected. The Bankruptcy Court issued an order on June 3, 2004, that while Laurus could conduct a non-judicial foreclosure sale of the property, Laurus would not be entitled to any deficiency claim against either us or any other assets other than the property itself (and the rents and leases appurtenant thereto).

On June10, 2004, Laurus had the property sold. At this sale, Laurus claimed that its senior note had a balance of $7,407,873 and its junior note a balance of $2,405,093. Virtually all of the disputed penalties, along with a disproportionate share of disputed legal fees and expenses, were incorporated into the junior balance, while the senior included the $6,565,998 million subrogated from the Finance claim. The sale was conducted through the junior note, and the property was sold for $2.9 million to a third party. An affiliate of this third party then purchased the senior note directly from Laurus, without a second sale.

As a result of the Bankruptcy Court's order and the subsequent trustee's sale of the property, we are not subject to any further liabilities on account of the notes and deeds of trust previously held by Finance and Laurus. Even though the senior note still technically exists, it has been rendered non-recourse by the Bankruptcy Court's order, and could only be enforced against the property itself (which no longer belongs to us). Any liability owed to the third party, which purchased the property with regard to the rents collected for June 2004, has been resolved by settlement with that party.

On August 3, 2004, the Bankruptcy Court granted the motion for dismissal of Chapter 11 bankruptcy case against our subsidiary.

2. FILM, TV, & ANIMATION PRODUCTION.

In addition to producing our own television and motion picture programming, we have an exclusive three-year term facilities agreement in place for productions in Los Angeles County with Woody Fraser of Woody Fraser Productions A joint venture agreement was entered into between ValCom Inc and Woody Fraser Productions and Woody Fraser on January 1, 2001.According to the contract Woody Fraser Productions and Woody Fraser are responsible for developing, selling and producing various Television and Film series and the developing expenses are to be borne by ValCom Inc. The net profit participation to be ValCom Inc 75% and WPF together with Fraser 25%.The revenues for year ending Sep 30, 2002 were around $7 million. The revenues for year ending September 30, 2003 were negligible as Woody Fraser was unable to obtain any production orders. The joint venture Agreement between the parties was terminated on April 10,2003 and was replaced by an exclusive facilities agreement for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions. The future outlook for this business is uncertain and will entirely depend on Woody Fraser's ability to obtain production contracts.

October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue. The Company has secured a seven year marketing contract with BCI Navarre, a video marketing company.

3. BROADCAST TELEVISION.

We own a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market, which is strategically located in the middle of four major markets including Los Angeles, Phoenix, Las Vegas and San Diego.

ValCom's business includes television production for network and syndication programming, motion pictures, and real estate holdings, however, revenue is primarily generated through the lease of the sound stages. Valencia Entertainment International (VEI), a subsidiary of ValCom, which leases three acres and a 52,000 square foot production facility that includes two full-service sound stages in Valencia, California, is currently the studio set for JAG, produced by Paramount Pictures and NCIS produced by Don Belisarious Productions. VEI's past and present clients in addition to Paramount Pictures and Don Belisarious Productions, include Warner Brothers, Universal Studios, MGM, HBO, NBC, 20th Century Fox, Disney, CBS, Sony, Showtime, and the USA Network. In addition to leasing its sound stages, ValCom also owns a small library of television content, which is ready for worldwide distribution and several major television series in advanced stages of development.

OTHER INFORMATION

Since inception through December 31, 2004, we have incurred aggregate losses of $9,618,115. Our loss from operations for the three month period ended December 31, 2004 was $959,444; our loss from operations for the fiscal years ended September 30, 2004 and September 30, 2003 were, respectively, $5,929,714 and $2,430,159.

In their report dated March 10, 2005, our independent auditors have expressed doubt about our ability to continue as a going concern in our financial statements for the years ended September 31, 2004 and 2003.
  Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan.

Our principal executive offices are located at 41 North Mojave Road, Las Vegas, Nevada 89101-4812. We were incorporated under the laws of the state of Delaware. Our telephone number is (702) 358-9000.

NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 15,199,661 shares of our common stock which may be issued to certain selling stockholders upon the conversion of principal and interest, or in payment of interest, under 8% Callable Secured Convertible Notes, and up to 1,500,000 shares of common stock which may be issued to the selling stockholders upon the exercise of outstanding common share purchase warrants issued in connection with private placement of the 8% Callable Secured Convertible Notes. In addition, up to 125,000 shares of common stock may be sold pursuant to this prospectus. The selling stockholders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

                         NUMBER OF SHARES OUTSTANDING

There were 35,787,926 shares of our common stock issued and outstanding as at March 31, 2005.

                               USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholder. We will, however, incur all costs associated with this registration statement and prospectus.

                          SUMMARY OF FINANCIAL DATA

The summarized financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended September 30, 2004 and September 30, 2003, and our unaudited consolidated financial statements for the three-month period ended December 31, 2004, (in each case including the notes to those financial statements) which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 27 of this prospectus










--------------------  ------------------------    -------------------------
                          For  the  3-month          For  the  3-month
                           period  ended             period  ended
                           December 31, 2004            December 31, 2003
                            (unaudited)                 (unaudited)
--------------------  ------------------------    -------------------------
Revenue                       $240,411                     $564,148
--------------------  ------------------------    -------------------------
Net Loss for
the Period                   $(959,444)                   $(646,733)
--------------------  ------------------------    -------------------------
Loss Per Share  -
basic  and  diluted           $(0.03)                       $(0.06)
--------------------  ------------------------    -------------------------

                                As  at                       As  at
                            December 31, 2004             December 31, 2003
                             (unaudited)                   (unaudited)
--------------------  ------------------------    -------------------------
Working Capital
 (Deficiency)                $(1,130,921)                 $(1,586,297)
-------------------   -----------------------     -------------------------
Total  Assets                 $3,736,462                  $ 4,113,030
-------------------   -----------------------     -------------------------
Total Share Capital
 (including  APIC)            $9,620,780                  $16,376,994
-------------------   -----------------------     -------------------------
Deficit                      $(9,618,115)                $(16,518,976)
-------------------   -----------------------     ------------------------
Total Stockholders'
 Equity                        $   2,665                    $(141,982)
-------------------   -----------------------     -------------------------


-------------------   -----------------------     -------------------------
                       For  the  year  ended         For  the  year  ended
                        September  30,  2004          September  30,  2003
-------------------  ------------------------     -------------------------
Revenue                      $1,953,480                    $2,281,879
-------------------  ------------------------     -------------------------
Net Loss for
the Period                  $(5,929,714)                  $(2,430,159)
-------------------  ------------------------     -------------------------
Loss Per Share -
 basic and diluted               $(0.27)                      $(0.19)
-------------------  ------------------------     -------------------------


-------------------  ------------------------     -------------------------
                             As  at                           As  at
                      September  30, 2004            September  30,  2003
-------------------  ------------------------     -------------------------
Working Capital
 (Deficiency)              $ (841,566)                     $(8,962,906)
-------------------  ------------------------     -------------------------
Total  Assets              $3,721,580                      $12,463,938
-------------------  ------------------------     -------------------------
Total Share Capital        $8,928,719                      $13,257,911
-------------------  ------------------------     -------------------------
Deficit                    $(8,658,671)                    $(10,556,350)
-------------------  ------------------------     -------------------------
Total Stockholders'
 Equity                     $270,048                        $2,701,561
-------------------  ------------------------     -------------------------


        RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

             RISKS RELATED TO SOME OF OUR OUTSTANDING SECURITIES

We have issued 8% Callable Secured Convertible Notes and share purchase warrants, and our obligations under the 8% Callable Secured Convertible Notes and the warrants pose risks to the price of our common stock and our continuing operations.

We  have  executed  an agreement  for  the  issuance  of  8%  Callable  Secured
Convertible Notes, in the aggregate principal amount of $750,000. The 8% Callable Secured Convertible Notes provide that in certain circumstances the holder of the debentures may convert the outstanding principal and accrued interest, into shares of our common stock. The purchasers of the discounted 8% Callable Secured Convertible Notes and 8% Callable Secured Convertible Notes also hold an aggregate of 750,000 warrants.

The terms and conditions of the 8% Callable Secured Convertible Notes and the warrants pose unique and special risks to our continuing operations and the price of our common stock.

There are a large number of shares underlying our 8% Callable Secured Convertible Notes, and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

As of March 31, 2005,  we  had  35,787,926 shares of common stock issued and outstanding and an obligation  to reserve 15,199,661 issuable
upon conversion of the Notes at current market  prices.    [In  addition, we
have  outstanding  options  and  warrants to purchase 300,000 shares of  common
stock through December 31, 2004.]    In  addition,  the number of shares of
common stock issuable upon conversion of the outstanding 8% Callable Secured Convertible Notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our 8% Callable Secured Convertible Notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our 8% Callable Secured Convertible Notes, based on market prices 25%, 50% and 75% below the market price, as of March 24, 2005 of $0.06.


                                With          Number of   Percentage of
% Below       Price Per       Discount         Shares      Outstanding
Market         Share           of 35%          Issuable    Stock
--------      ---------       --------       ----------   --------------
  25%         $0.045          $0.0293        25,597,270      59.46%
  50%         $0.030          $0.0195        38,461,538      68.79%
  75%         $0.015          $0.0098        76,530,612      81.43%



As illustrated, the number of shares of common stock issuable upon conversion of our 8% Callable Secured Convertible Notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our 8% Callable Secured Convertible Notes may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

The 8% Callable Secured Convertible Notes are convertible into shares of our common stock at a 35% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the 8% Callable Secured Convertible Notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.


The issuance of shares upon conversion of the 8% Callable Secured Convertible Notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their 8% Callable Secured Convertible Notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If we are required for any reason to repay our outstanding 8% Callable Secured Convertible Notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the 8% Callable Secured Convertible Notes, if required, could result in legal action against us, which could require the sale of substantial assets.

In August 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $750,000 principal amount of 8% Callable Secured Convertible Notes. The 8% Callable Secured Convertible Notes are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $250,000 8% Callable Secured Convertible Notes outstanding, the investor is obligated to purchase additional 8% Callable Secured Convertible Notes in the aggregate of $500,000. In addition, any event of default as described in the 8% Callable Secured Convertible Notes could require the early repayment of the 8% Callable Secured Convertible Notes, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the 8% Callable Secured Convertible Notes, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the 8% Callable Secured Convertible Notes. If we are required to repay the 8% Callable Secured Convertible Notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" RULES.

The Securities and Exchange Commission has adopted Rule 15g-9, which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


                  RISKS RELATED TO OUR BUSINESS AND COMPANY

WE REQUIRE ADDITIONAL FINANCING IN ORDER TO CONTINUE IN BUSINESS AS A GOING CONCERN, THE AVAILABILITY OF WHICH IS UNCERTAIN. WE MAY BE FORCED BY BUSINESS AND ECONOMIC CONDITIONS TO ACCEPT FINANCING TERMS WHICH WILL REQUIRE US TO ISSUE OUR SECURITIES AT A DISCOUNT, WHICH COULD RESULT IN FURTHER DILUTION TO OUR EXISTING STOCKHOLDERS.

As discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we require additional financing to fund our operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Also, we have a covenant with our existing debt holders not to borrow money with out their consent unless such borrowings is on the ordinary course of business. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

In addition, in seeking debt or equity private placement financing, we may be forced by business and economic conditions to accept terms, which will require us to issue our securities at a discount from the prevailing market price or face amount, which could result in further dilution to our existing stockholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated March 10, 2005, our independent auditors have expressed doubt about our ability to continue as a going concern in our financial statements for the years ended September 31, 2004 and 2003.
Our ability to continue as a going concern is an issue  raised  as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We have a history of operating losses and fluctuating operating results, which raise substantial doubt about our ability to continue as a going concern.

Since inception through December 31, 2004, we have incurred aggregate losses of $9,618,115. Our loss from operations for the three month period ended December 31, 2004 was $959,444; our loss from operations for the fiscal years ended September 30, 2004 and September 30, 2003 were, respectively, $5,929,714 and $2,430,159. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.

OUR OFFICERS IDENTIFIED SEVERAL WEAKNESSES IN OUR DISCLOSURE CONTROLS.

1. Our records of stock and equity related transactions were not updated on a timely basis and do not reflect the current ownership of ValCom as accurately as they might.

2. We recorded a significant number of audit adjustments during the fourth quarter, which were required to properly state the account balances at September 30, 2003 and September 30, 2004.

3. The minutes of the Board of Directors' and stockholders' meetings were not always complete.

4. We drafted several agreements without consulting our legal counsel.

Although, we have taken steps to correct the above- referenced and strengthen our disclosure controls, we cannot be sure that we will be successful.

                          FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 8 to 11, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

            SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                 THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus by the selling stockholders named in this prospectus of:

  - up to 13,574,661 shares of common stock issuable to certain selling stockholders upon the conversion or redemption of principal under discounted 8% Callable Secured Convertible Notes maturing August 17, 2006; and

  - up to 1,500,000 shares of common stock issuable to certain selling stockholders assuming the exercise of outstanding common share purchase warrants.
  -  up to 125,000 shares of common stock

                               USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.


                             SELLING SHAREHOLDERS

This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible notes held by these selling stockholders. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

None of the following selling stockholders have held any position or office within our company, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible notes and warrants.

AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


-------------------   ---------------   -------------  -------------  ----------

                                          Total
                                          Percentage
                      Total Shares of     of Common
                      Common  Stock        Stock,       Shares of     Beneficial
                      Issuable Upon       Assuming      Common Stock  Ownership
                      Conversion of        Full         Included in   Before the
        Name           Notes  and        Conversion/     Prospectus    Offering
                        Warrants         Exercise (2)       (1)
---------------------  ---------------   -------------  -------------  ---------
AJW  Qualified
Partners, LLC         3,316,425 (4)        12.46%        6,632,851    1,397,679
--------------------- ---------------- -------------   -------------- ----------
AJW Offshore, Ltd.    2,788,812 (5)        10.48%        5,577,624    1,397,679
--------------------- ---------------- -------------   -------------- ----------
AJW  Partners,  LLC   1,205,973  (6)         4.53%        2,411,946    1,397,679
---------------------  --------------- -------------   -------------- ----------
New  Millennium
Capital Partners II,
LLC                    226,120  (7)         1.00%          452,240    1,397,679
---------------------  --------------- -------------  --------------  ----------
Sichenzin  Ross
Friedman Ference LLP   125,000  (8)          *             125,000      125,000
--------------------- ----------------  ------------  --------------  ----------

                                                                    Percentage
                      Beneficial                     Beneficial     of  Common
                      Ownership     Percentage of    Ownership      Stock Owned
                      Before the    Common  Stock    After the       After
        Name          Offering      Owned  Before     Offering       Offering
                                    Offering             (3)            (3)
------------------- -------------   ------------   -------------    ----------
AJW  Qualified
Partners, LLC          1,397,679       4.99%            --              --
------------------- --------------  ------------   -------------    ----------
AJW Offshore, Ltd.     1,397,679       4.99%            --              --
------------------  --------------  ------------   -------------    ----------
AJW  Partners,  LLC    1,397,679       4.99%            --              --
------------------ ---------------  ------------   -------------    ----------
New  Millennium
Capital Partners II,
LLC                    1,397,679       4.99%            --             --
------------------ ---------------  ------------   -------------    ----------
Sichenzin  Ross
Friedman Ference LLP     125,000          *             --             --
------------------ ---------------  ------------   -------------    ----------




The numbers in column 1 "Total Shares of Common Stock Issuable Upon Conversion of Notes and Exercise of Warrants" are based off of an assumed conversion price of $0.1105 for Notes.

*Less than 1%.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Represents common stock that potentially may be issued: (a) upon the conversion of principal under the 8% Callable Secured Convertible Notes maturing August 17, 2006; and (b) upon the exercise of common share purchase warrants issued to the named selling stockholders as a purchaser of 8% Callable Secured Convertible Notes, and exercisable until August 17, 2009 at an exercise price of $0.14 per share. Each of the 8% Callable Secured Convertible Notes and the share purchase warrants contains a contractual restriction on beneficial share ownership. It provides that the holder may not convert the 8% Callable Secured Convertible Note, or exercise the warrant, to the extent that the conversion of the debenture, or the exercise of the warrants, as the case may be, would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock. For the purposes of this table, any contractual restriction on the number of securities the selling stockholders may own at any point in time has been disregarded. Pursuant to a registration rights agreement, we have agreed to register under the Securities Act of 1933, as amended, 200% of the shares of our common stock issuable upon conversion of principal under the 8% Callable Secured Convertible Notes, and 200% of the shares of our common stock issuable upon exercise of the related warrants.


 (2) A total of 35,787,926 shares of common stock were issued and outstanding as of March 31, 2005. Accordingly, the percentages shown are based on total issued and outstanding shares, on the assumption that all of the 15,199,661 shares of common stock offered pursuant to this prospectus are sold.


(3) Assumes that all securities registered will be sold.

(4) Represents shares of common stock underlying an aggregate of $330,000 principal amount convertible notes and 333,000 shares underlying warrants exercisable at $0.14 per share.

(5) Represents shares of common stock underlying an aggregate of $277,500 principal amount convertible notes and 277,500 shares underlying warrants exercisable at $0.14 per share.

(6) Represents shares of common stock underlying an aggregate of $120,000 principal amount convertible notes and 120,000 shares underlying warrants exercisable at $0.14 per share.

(7) Represents shares of common stock underlying an aggregate of $22,500 principal amount convertible notes and 22,500 shares underlying warrants exercisable at $0.14 per share.

(8) Represents shares of common stock for legal services to Sichenzia Ross Friedman Ference LLP.

OUR SECURITIES PURCHASE AGREEMENT

On August 17, 2004, we entered into a Securities Purchase Agreement with four accredited institutional investors for the issuance of an aggregate of $750,000 principal amount 8% Callable Secured Convertible Notes. We received the first tranche in the gross amount of $250,000 and are to receive the balance in two additional tranches, the first in the gross amount of $250,000 within five days of filing this registration statement and the final tranche in the gross amount of $250,000 within 5 days of the effective date of this registration statement. The 8% Convertible Notes are due two years from the date of issuance. The 8% Convertible Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $0.20 and
(ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the 8% Convertible Notes, the holders received warrants to purchase shares of our common stock.

Theses securities purchase agreements contain covenants and representations and warranties of the investors and us that are customary in transactions of this type. In particular, we have agreed to have authorized a sufficient number of shares of our common stock to provide for the full conversion of the notes and exercise of the warrants then outstanding and to have reserved at all times for issuance at least two times the number of shares that is the actually issuable upon full conversion of the notes and full exercise of the warrants. We have also agreed to provide the investors with a monthly list to ensure we are in compliance with such reserve amount requirement. Furthermore, we have agreed not to negotiate or contract, without the prior written consent of a majority-in-interest of the investors, with any party to obtain additional equity financing that involves the issuance of common stock at a discount to the market price of the common stock on the date of issuance or the issuance of convertible securities that are convertible into an indeterminable number of shares of common stock or the issuance of warrants. Moreover, our common stock must remain listed on the OTCBB or an equivalent exchange, and must remain eligible to file a Form SB-2 or S-1 Registration Statement and we are prohibited from merging or consolidating with or into another company or transferring all or substantially all of our assets to another company.

Under the terms of the securities purchase agreements, in the event the Company breaches one or more of its covenants or representations or warranties, the Company may be obligated to pay to the investors liquidated damages equal to three percent (3%) of the outstanding notes per month, prorated for partial months, in cash or unregistered shares of common stock (issued at a price equal to the conversion price of the notes determined as of the time of payment), at the option of the investors, for such time that the breach remains uncured.

The representations and warranties and covenants set forth in Sections 3, 4, 5 and 8 of the Securities Purchase Agreement will survive all of the closings for a period of two (2) years from the date that the last investment is completed. In addition, the representations, warranties and covenants are assignable to subsequent purchasers of the convertible notes and warrants from the original buyers.

The secured convertible notes bear interest at 8% per annum and mature on two years from the date of issuance. The 8% notes are convertible at any time at the option of the holder into shares of our common stock, provided at no time may a holder of our 8% notes and its affiliates own more than 4.99% of our outstanding common stock. However, this ownership restriction may be waived by the holder upon 61 days notice. The conversion price of our common stock used in calculating the number of shares issuable upon conversion, or in payment of interest on the 8% notes, is the lesser of

o Thirty-five percent of the average of the lowest three intra-day trading prices for our common stock during the twenty trading day period ending one trading day prior to the date the conversion notice is sent by the holder to the borrower; and

o a fixed conversion price of $0.20.

We are be obligated to pay a penalty of $2,000 per day to the investors if we fail to deliver the shares of our common stock issuable upon a conversion of the notes within two business days following the receipt of the investors' notice of conversion.

The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the debenture to be converted by the conversion price. For example, assuming conversion of $750,000 of Convertible Notes on August 26, 2004, a conversion price of $0.1105 per share, the number of shares issuable, ignoring the 4.9% limitation discussed above, upon conversion would be:

$750,000/ $0.20 = 6,787,330 shares


The conversion price of the notes are subject to equitable adjustments if we distribute a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' ownership.
Also, the notes fixed conversion price gets lowered in the event we issue shares of our common stock or any rights, options, warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTCBB. The fixed conversion price gets lowered upon such issuance to the amount of the consideration per share received by us.

The notes are secured by a security agreement under which we pledged substantially all of our assets, including our goods, fixtures, equipment, inventory, contract rights and receivables.

OUR COVENANTS WITH THE 8% CALLABLE SECURED CONVERTIBLE NOTE HOLDERS

We may not, without the prior written consent of our 8% Note Holders, do any of the following:

o pay, declare or set apart for payment any dividend or other distribution on shares of our capital stock other than shares issued in the form of a stock dividend;

o redeem, repurchase or otherwise acquire any shares of our capital stock or any warrants, rights or options to purchase or acquire our shares of capital stock;

o incur any indebtedness, except to trade creditors or financial institutions incurred in the ordinary course of our business or to pay the 10% notes;

o sell, lease or otherwise dispose of any significant portion of our assets outside of the ordinary course of our business;

o lend money, give credit or make advances to any person or entity except in the ordinary course of our business (to a maximum of $50,000); and

DESCRIPTION OF WARRANTS

The warrants purchased by the investors pursuant to the August 17, 2004 securities purchase agreement entitle the investors to purchase 750,000 shares of our common stock at an exercise price equal to $0.14 per share.

The warrants expire five years from the date of issuance. The warrants are subject to exercise price adjustments upon the occurrence of certain events including stock dividends, stock splits, mergers, reclassifications of stock or our recapitalization. The exercise price of the warrants is also subject to reduction if we issue shares of our common stock on any rights, options or warrants to purchase shares of our common stock at a price less than the market price of our shares as quoted on the OTC Bulletin Board.

                             PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately-negotiated transactions;

o short sales that are not violations of the laws and regulations of any state or the United States;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o through the writing of options on the shares;

o a combination of any such methods of sale; and

o any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.


If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                              LEGAL PROCEEDINGS

Except for the below-referenced, we know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation.

- On October 5, 2004, ValCom, Inc. and Valencia Entertainment International, LLC, commenced a lawsuit in the Los Angeles Superior Court, State of California, against Chicago Title Company and Laurus Master Fund, Ltd. The suit seeks an accounting of the amount due in connection with a non-judicial foreclosure of a deed of trust securing a promissory note executed by ValCom and Valencia. It also alleges that Chicago Title breached its trustee's duties and Laurus breached the terms of the promissory note and deed of trust securing it. ValCom's attorney has expressed his belief that the lawsuit it meritorious but at this stage in the proceeding, he is unable to state how much, if any, will be recovered in the lawsuit.

- Mr. Lloyd Kurtz filed suit on October 25, 2004 against ValCom, Inc., A private Nevada Corporation which is 80% owned by ValCom, Inc. a Delaware Corporation, ValCom, Inc. a Delaware Corporation and Vincent Vellardita. The suit alleges a violation of Securities Act of 1933 and states that Mr. Kurtz purchased 600,000 shares of ValCom - Delaware at $0.25 per share and that the shares were not registered. He claims he is owed an additional $303,000. Mr. Kurtz has filed a Mechanic's Lien for $303,000. A motion to dismiss the claim of Mr. Kurtz has been filed. If the corporation does not prevail on its Motions to Dismiss the corporation will file its full defense and counterclaims which exceed the amount claimed by Mr. Kurtz.

- On October 20, 2004 a shareholder of ValCom initiated a suit against the Company and its President alleging violations of State and Federal Securities Law along with Fraud and Breach of Contract. The lawsuit captioned Farkhanda Rana vs. ValCom, Inc., Valencia Entertainment and Vince Vellardita et al. were filed in Los Angeles Superior Court as Case Number PC035673. On November 23, 2004 after a hearing the Plaintiff in this matter obtained a pre-judgment writ of attachment against the Company for $325,000.00.

OFFICERS and DIRECTORS





Name                  Age                Position              Since
-------------------  -----             -----------            --------
Vince Vellardita. .     47  CEO/President/Chairman of the Board  2000
Karien Anderson . .     54  Director                             2004
Richard Shintaku. .     55  Director                             2003


BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

VINCE VELLARDITA:

Vince Vellardita has served as the Company's President, Chief Executive Officer and Chairman of the Board since October 2000. Mr. Vellardita was instrumental in having Valencia Entertainment International, LLC acquire a
180,000 square foot production facility in Valencia, California that houseseight film and production sound stages that have been occupied for the past four years by the hit CBS series JAG and Fox's Power Rangers. Mr. Vellardita began his career in 1977 as a music producer and promoter of live shows and is credited with bringing Duran/Duran and U2 to North America for their first US tours. He also produced a benefit tour for the 1980 Presidential campaign of John Anderson. Mr. Vellardita is a 25-year veteran production executive with a successful track record. While in Nashville, Mr. Vellardita was responsible for the turnaround for a production house for music into a television satellite network, housing multiple sound-stages and edit bays. Mr. Vellardita also increased revenues by bringing national accounts to this network. Mr. Vellardita has been involved in over 10,000 episodes of television and 100 films. After Mr. Vellardita's success in Nashville, he moved to Los Angeles, focusing on film and television, where he developed independent production studios. Mr. Vellardita handled everything from the coordination of sales and contracts negotiations, to the launching of marketing strategies to lure some of the biggest names in the television community. These include Paramount, Warner Brothers, and Disney. Mr. Vellardita does not currently serve as a director of any other reporting company.


 KARIEN ANDERSON:

Ms. Anderson is 54 years old and resides in Las Vegas, Nevada. Ms. Anderson has extensive experience in executive secretarial business, including government and private sectors. She has extensive background in the field of advertising, marketing, special event promotions, contract management, personnel management and real estate. Ms. Anderson currently holds a Florida real estate license. Ms. Anderson has been involved as coordinator for non-profit association for the last twenty-two years. She is currently the owner and markets http://www.cookiejar.tv, an internet web site business.


                              RICHARD SHINTAKU:

The Company appointed Mr. Shintaku to  its  Board of Directors on
August 5, 2003. He is currently President and CEO of Inter-Continental Associates Group, LLC and ICAG, Inc. Mr. Shintaku has been married for 36 years and has two daughters and three grandsons and resides at Lake Las Vegas, Nevada. ICAG has been a leading investment and consulting firm in the Asia/Pacific region since 1973. ICAG is a Merrill Lynch investment "Alliance Partner". He is currently Vice President and principal of MRI International, Inc., one of the nations largest medical receivables funding companies, Executive Vice President and principal of JMR Nevada, Inc. (Harmon Medical Center), and KK JMR (Medical, Japan centers). Mr. Shintaku is also Chairman and CEO of Premier Entertainment Services, Inc., (product placement in Digatech International, Inc. (Gaming technology) and Owner/Proprietor of The Royal Hawaiian Farms (Pistachio/Grapes). He is a Partner of Super Nova Financial Services (NY Mercantile Exchange). He also serves on various board of directors of many Asian and domestic firms. He has recently been asked to serve as the first Honorary Consul General of Japan in the State of Nevada and is presently serving as the Nevada representative on the Republican Presidential Roundtable.




                             FAMILY RELATIONSHIPS

  There are no family relationships between any of our company's directors or executive officers.

                   INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Valencia Entertainment International, LLC, a company in which Mr. Vellardita is an executive officer, filed a voluntary chapter 11 bankruptcy petition on April 7, 2003 and obtained the status of Debtor in Possession. After successfully settling the debts owed to secured creditors through sale of property as per court order dated June 3, 2004, Valencia applied to the United States Bankruptcy Court, Central District of California, San Fernando Valley Division for a Motion to dismiss Chapter 11 Bankruptcy case. The Court on August 3, 2004, having considered the motion and pleadings filed in support thereof, having heard argument of counsel, finding that notice was proper, and for good cause appearing therefore, ordered (1) The Motion granted (2) Debtor's Chapter 11 bankruptcy case dismissed.

Except as described above, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                            PRINCIPAL STOCKHOLDERS

The following table sets forth, as of December 31, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.


------------------------------------------------------------------------
Name and Address of             Amount and Nature of        Percentage
Beneficial Owner                Beneficial Ownership       of  Class(1)
------------------------------------------------------------------------
E-Blaster  International  (2)
JL.  H.R.  Rasuna  Said  Kav.          3,000,000                8.38%
B-1  6th  Flr.
Jakarta,  12920
Indonesia
------------------------------------------------------------------------
Great  Asian  Holdings  Ltd.  (2)
Jakarta  12920                         2,110,422                5.90%
Indonesia
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Radorm  Technology  Limited  (2)
Jakarta  12920                           567,824                1.59%
Indonesia
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Vince  Vellardita
ValCom,  Inc.                          5,535,549               15.47%

28309  Avenue  Crocker
Valencia  CA  91355
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Richard  Shintaku
Held indirectly in "ICAG, Inc."
account                                  812,500                2.27%
C/O  ValCom,  Inc.
28309  Avenue  Crocker
Valencia  CA  91355
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Karien Anderson                           0                        0%
C/O  ValCom,  Inc.
28309  Avenue  Crocker
Valencia  CA  91355

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Directors and Executive Officers
as a Group (3 persons)                6,348,049 common shares  17.74%
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* Represents less than 1% of our company's outstanding stock

(1) Based on 35,787,926 shares of common stock issued and outstanding as of March 31, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) These three entities together comprise a "group" as defined in Item 403 of Regulation S-B.

CHANGES IN CONTROL

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of ValCom.

                         DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock $0.001 par value, and 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of March 31, 2005, there were 35,787,926 shares of our common stock issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of ValCom, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For the foreseeable future, our common stock will most likely continue to be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the Securities and Exchange
Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

PREFERRED STOCK

Our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of our preferred stock, par value $0.001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof.

On  December  31,    2004,  the Company had three series of  convertible
Preferred Stock:

B, C, and D. Series B Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 8% per share, per year. Series B Preferred Stock is to be issued if and when declared by the Board of Directors, and can be converted at any time into common stock on a 1 for 5 basis. In the event of any liquidation, the holders of shares of Series B Preferred Stock then outstanding, shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series C Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 8% per share, per year, to be issued if and when declared by the Board of Directors and can be converted at any time into common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series C Preferred Stock then outstanding, shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series D Preferred Stock has no voting rights, no dividends and can be converted at any time to common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series D Preferred Stock then outstanding, shall be entitled to receive an amount equal to the purchase price per share.

With respect to rights on liquidation, Series B, C, and D Preferred Stock shall rank senior to the common stock, but Series C Preferred Stock shall be senior to both Series B and D Preferred Stock. Series D Preferred Stock shall be junior to both Series B and C Preferred Stock. No dividends have been declared by the Board of Directors for any of the Series of convertible Preferred Stock for the three months ended December 31, 2004.

CONVERTIBLE NOTES

See description under the Selling Stockholders --Securities Purchase Agreement section.

                                LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders was passed upon by the law firm of Sichenzia Ross Friedman Ference LLP.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 1, 2005, the Registrant engaged Armando C. Ibarra, Certified Public Accountants, as the Registrant's independent accountants to report on the Company's consolidated balance sheet as of September 30, 2004, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Armando C. Ibarra, Certified Public Accountants was approved by the Registrant's Board of Directors.

The Registrant auditors, Kabani & Company, Inc. PA (herein after "KC") resigned effective February 1, 2005. KC served as the Registrant's independent auditors' for the Registrant's fiscal years ended September 30, 2003 and 2002, as well through the date of its dismissal. KC's report on the Registrant's consolidated financial statements for the registrant's fiscal year September 30, 2003 and September 30, 2002 (the "Reports") does not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, however, it was modified to include an explanatory paragraph wherein they expressed substantial doubt about the Registrant's ability to continue as a going concern.

During the Registrant's association with KC as Registrant's independent accountants until KC's resignation, there were no disagreements with KC within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to KC's satisfaction, would have caused KC to make reference to the subject matter of the disagreements in connection with its reports.

During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Armando C. Ibarra, neither the Registrant nor anyone on the Registrant's behalf consulted with Armando C. Ibarra regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event." The Registrant has requested KC to review the disclosure contained herein and has provided KC the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of KC 's views, or the respects in which KC does not agree with the statements contained herein. KC has reviewed the disclosure contained herein and has provided to the Registrant a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-B. A copy of such letter is filed as Exhibit 16 to this Current Report on Form 8-K.

On May 27, 2003, we engaged Kabani & Company, Inc., Certified Public Accountants, as our independent accountants to report on our consolidated balance sheet as of September 30, 2003, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Kabani & Company, Inc. was approved by our Board of Directors.

We dismissed Weinberg & Company, PA as our auditors effective May 27, 2003. WC served as our independent auditors' for our fiscal years ended September 30, 2002, as well through the date of its dismissal. WC's report on our consolidated financial statements for our fiscal year September 30, 2002 does not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, however, it was modified to include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. WC did not issue any reports on our financial statements for the fiscal year ended September 30, 2001.

During our association with WC as our independent accountants until WC's dismissal, there were no disagreements with WC within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to WC's satisfaction, would have caused WC to make reference to the subject matter of the disagreements in connection with its reports.

During our association with WC as our independent accountants until WC's dismissal, there was the following "reportable event" (as such term is defined in item 304(a) (1) (IV) (B) of regulation S-B. We did not record certain stock and warrant issuances and the related expenses timely in our Form 10-QSB reporting during 2002. Additionally, the stock and warrant issuances were not documented in the minutes of the meetings of the Board of Directors. We have taken the necessary steps to properly and timely record all stock and warrant transactions and have documented with minutes being approved by the Board of Directors.


On April 22, 2002, Jay J. Shapiro PC, resigned as our independent accountants. Jay J. Shapiro served as our independent auditors' for our fiscal years ended September 30, 2001, as well as through the date of his dismissal. During the our fiscal years ended September 30, 2001, and until his resignation, there were no disagreements with Jay J. Shapiro within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Jay J. Shapiro satisfaction, would have caused Jay J. Shapiro to make reference to the subject matter of the disagreements in connection with its reports.

During our fiscal years ended September 30, 2001 and through the period until Jay J. Shapiro's resignation on April 22, 2002, there were no "reportable events" (as such term is defined in item 304(a)(1)(iv)(B) of regulation S-B).

During our two most recent fiscal years and any subsequent interim period prior to the engagement of Kabani & Company, Inc., neither us nor anyone on our behalf consulted with Kabani & Company, Inc. regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

We have requested WC to review the disclosure contained herein and have provided WC the opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of WC's views, or the respects in which WC does not agree with the statements contained herein. WC has reviewed the disclosure contained herein and has provided to the Registrant a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-B. A copy of such letter was as Exhibit 16 to the Current Report on Form 8-K filed on May 29, 2004.

                    INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                   EXPERTS

Our consolidated financial statements as at September 30, 2004, and for each of the years in the two-year period ended September 30, 2004, filed with this prospectus and registration statement have been audited by Kabani & Company independent chartered accountants, as set forth in their report accompanying the consolidated financial statements and are included herein in reliance upon the report, and upon the authority of the firm as experts in accounting and auditing.

                        DISCLOSURE OF SEC POSITION OF
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, a director or officer of ValCom shall not be personally liable to ValCom or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate the rights of ValCom and its shareholders (through shareholders' derivative suits on behalf of ValCom) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. ValCom believes that the indemnification provisions in its Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                           DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

We are a diversified entertainment company with the following operating activities:

1. Studio Rental.

Through our subsidiary, Valencia Entertainment International, LLC, we operated eight sound stages in Valencia, California until June 10, 2004, when six of our eight sound stages were sold off to pay the debts of Laurus Master Funds and Finance Unlimited (see the below disclosure). We currently lease the other two sound stages. Beginning June 2003, we signed a one-year lease with five one-year options for our sound stages, with an option to purchase the sound stages as well. In addition, we acquired seven and one half acres of property in Nevada with 162,000 square feet of buildings, which are being renovated into seven sound stages for rental. Our subsidiary, Half Day Video, Inc., supplies personnel, cameras, and other production equipment to various production companies on a short-term basis.

Valencia Entertainment International, LLC, recently emerged from Chapter 11 bankruptcy after selling property per a court order. On April 7, 2003, Valencia Entertainment International LLC filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. Throughout the pendency of this case, we have worked with our two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders' cash collateral through March 31, 2004.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing our continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grants Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

In May 2004, Laurus paid off Finance Unlimited and was subrogated to Finance's $6,565,998 claim, which became included in the senior of Laurus' two claims. Laurus then sought to conduct a non-judicial foreclosure sale of the property, and we objected. The Bankruptcy Court issued an order on June 3, 2004, that while Laurus could conduct a non-judicial foreclosure sale of the property, Laurus would not be entitled to any deficiency claim against either us or any other assets other than the property itself (and the rents and leases appurtenant thereto).

On June10, 2004, Laurus had the property sold. At this sale, Laurus claimed that its senior note had a balance of $7,407,873 and its junior note a balance of $2,405,093. Virtually all of the disputed penalties, along with a disproportionate share of disputed legal fees and expenses, were incorporated into the junior balance, while the senior included the $6,565,998 million subrogated from the Finance claim. The sale was conducted through the junior note, and the property was sold for $2.9 million to a third party. An affiliate of this third party then purchased the senior note directly from Laurus, without a second sale.

As a result of the Bankruptcy Court's order and the subsequent trustee's sale of the property, we are not subject to any further liabilities on account of the notes and deeds of trust previously held by Finance and Laurus. Even though the senior note still technically exists, it has been rendered non-recourse by the Bankruptcy Court's order, and could only be enforced against the property itself (which no longer belongs to us). Any liability owed to the third party, which purchased the property with regard to the rents collected for June 2004, has been resolved by settlement with that party.

On August 3, 2004, the Bankruptcy Court granted the motion for dismissal of Chapter 11 bankruptcy case against our subsidiary.

2. Film, TV, & Animation Production. In addition to producing our own television and motion picture programming, we have an exclusive three-year term facilities agreement in place for productions in Los Angeles County with Woody Fraser of Woody Fraser Productions. A joint venture agreement was entered into between ValCom Inc and Woody Fraser Productions and Woody Fraser on January 1, 2001.According to the contract Woody Fraser Productions and Woody Fraser are responsible for developing, selling and producing various Television and Film series and the developing expenses are to be borne by ValCom Inc. The net profit participation to be ValCom Inc 75% and WPF together with Fraser 25%.The revenues for year ending Sep 30, 2002 were around $7 million. The revenues for year ending September 30, 2003 were negligible as Woody Fraser was unable to obtain any production orders. The joint venture Agreement between the parties was terminated on April 10,2003 and was replaced by an exclusive facilities agreement for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions The future outlook for this business is uncertain and will entirely depend on Woody Fraser's ability to obtain production contracts.

October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue. The Company has secured a seven year marketing contract with BCI Navarre, a video marketing company.


3. Broadcast Television. We own a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market, which is strategically located in the middle of four major markets including Los Angeles, Phoenix, Las Vegas and San Diego.

ValCom's business includes television production for network and syndication programming, motion pictures, and real estate holdings, however, revenue is primarily generated through the lease of the sound stages. Valencia Entertainment International (VEI), a subsidiary of ValCom, which leases three acres and a 52,000 square foot production facility that includes two full-service sound stages in Valencia, California, is currently the studio set for JAG, produced by Paramount Pictures and NCIS produced by Don Belisarious Productions. VEI's past and present clients in addition to Paramount Pictures and Don Belisarious Productions, include Warner Brothers, Universal Studios, MGM, HBO, NBC, 20th Century Fox, Disney, CBS, Sony, Showtime, and the USA Network. In addition to leasing its sound stages, ValCom also owns a small library of television content, which is ready for worldwide distribution and several major television series in advanced stages of development

Our principal executive offices are located at 28309 Avenue Crocker, Valencia, CA 91355. We were incorporated under the laws of the state of Delaware. Our telephone number is (661) 257-8000.

                             CORPORATE STRUCTURE

We have four subsidiaries: Valencia Entertainment International, LLC, a California limited liability company; Half Day Video, Inc., a California
corporation, ValCom Studios Las Vegas, and New Zoo Revue LLC.  And   45%
equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent broadcaster and ValCom Studios Las Vegas.

                                   BUSINESS

ValCom's business includes television production for network and syndication programming, motion pictures, and real estate holdings. However, revenue is partially generated through the lease of two full-service sound stages leased by Valencia Entertainment International (VEI), a subsidiary of ValCom. This
52,000 square foot production facility on 3 acres of land in Valencia, California, is currently the studio set for JAG, produced by Paramount Pictures. VEI's past and present clients in addition to Paramount Pictures and Don Belisarious Productions, include Warner Brothers, Universal Studios, MGM, HBO, NBC, 20th Century Fox, Disney, CBS, Sony, Showtime, and the USA Network. In addition to leasing its sound stages, ValCom also owns a small library of television content, which is ready for worldwide distribution, and several major television series in advanced stages of development, as well as an equipment/camera rental business, Half Day Video. ValCom has recently expanded its business into the Las Vegas, Nevada booming entertainment market, with the purchase of its new subsidiary ValCom Studios Las Vegas.

                          VALCOM STUDIOS, LAS VEGAS

ValCom Studios Las Vegas is located at 41 N. Mojave, Las Vegas, NV 89101 just minutes from the downtown area. ValCom Studios, Las Vegas consists of 162,000 square feet of building consisting of 7 production sound stages on 7.5 acres of land and is currently being renovated into a "state of the art" entertainment complex. Currently, the Las Vegas facilities are being renovated to include 7 studios. The studios will be developed in three Phases. During the Phase 1 Three stages will be completed. During Phase 2 two more stages will be completed and during Phase 3 the rest of two stages will be completed. Currently Phase1 is being developed and is expected to be completed by March 2005.Phase 2 will be completed by September 2005 and the Phase 3 by December 2005. The company will also offer a full complement of animation services, broadcast facilities, recording studios and other related services for the entertainment industry.

                             HALF DAY VIDEO, INC.

Our subsidiary Half Day Video, Inc. specializes in supporting the entertainment industry with television and film equipment rentals. Half Day's client list includes The Academy Awards, Emmy Awards, NBC, Entertainment Tonight, MTV, Oscar Awards, General Hospital and other major entertainment and production companies. Half Day has approximately $492,000 in assets, not including depreciation, with current revenues of $379,000. Half Day Video has one employee and is located at the Company's Headquarters at 28309 Ave. Crocker, Valencia, California 91355.

Joint  Venture  Agreement  With  New   Global  Communications,  Inc.  -  ValCom
Broadcasting, LLC

In May 2002, we entered into a joint venture agreement with New Global Communications, Inc. Global agreed to contribute $500,000 to the joint venture in exchange for a 55% equity interest in a new entity known as ValCom Broadcasting, LLC, a New York limited liability company, and we contributed certain fixed assets and manage the operations of the joint venture for a 45% equity interest in ValCom Broadcasting, LLC. The joint venture operates a newly developed low power television broadcast station K08MX-LP in Indio-Palm Springs, California operating on Channel 8. We believe that the investment in the joint venture adds to our infrastructure of becoming a full-service television and motion picture company. The effectiveness of the joint venture agreement was dependent on approval by the Federal Communications Commission (the "FCC"). On September 20, 2002, the FCC approved the transaction.


                         FILM ENTERTAINMENT OVERVIEW

Competition in the film entertainment business is diverse and fragmented, with scores of companies operating at various levels of product budget and scope. The market is overwhelmingly dominated by the major Hollywood studios, with the top-ranked company, Disney in 1999, usually commanding 15 to 20 percent of the domestic market share in any given year.

ValCom plans to succeed by choosing its projects and markets carefully, and selecting segments and geographic areas where it can build proprietary competitive advantages. With the proper positioning and segment focus, we believe we can insulate ourselves from the brunt of competition in the entertainment content business.

                       INDEPENDENT PRODUCTION COMPANIES

Consolidation  through  acquisition  has  recently  reduced   the   number   of
independent production companies in operation. However, barriers to entry remain relatively low, and management anticipates that the market segments in which it intends to compete will remain highly competitive.

                           OUR COMPETITIVE POSITION

Our operations are in competition with all aspects of the entertainment industry, locally, nationally and worldwide.

ValCom experiences competition from three market segments:

1) Traditional television, game shows and reality television drama
2) Movies for television and theatrical releases
3) Other entertainment/media companies

                  DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We had two customers who accounted for approximately 99% of total real estate rental revenues for the year ended September 30, 2003.

As of November 1, 2004, two sound and production stages were under non-cancelable operating leases for one year from two major production companies. Our subsidiary, Half Day Video, Inc., does not rely on a small group of customers. We may rent production equipment and personnel to any motion picture studio or production company. Our television broadcast operations do not rely on a small group of customers; rather, any advertiser who wishes to advertise on Channel 8 in Indio-Palm Springs, California may generate revenues.

         NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL-TIME EMPLOYEES

On March 31, 2005, we had  10  full-time  employees, 2  of
whom  are   in  marketing and  3  of whom are administrative  and
executive personnel. There is no collective bargaining agreement in place.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion of our financial condition, changes in financial condition and results of operations for the three months ended December 31, 2004 and 2003 should be read in conjunction with our most recent audited annual financial statements for the financial year ended September 30, 2004, the unaudited interim financial statements included herein, and, in each case, the related notes.

As of December 31, 2004, ValCom, Inc. operations were comprised of the following divisions:

1. Studio

2. Rental Division

3. Broadcast Television; and

4. Film and Television Production.

RENTAL

The Company operates two sound stages in Valencia, California, which we lease. Beginning June 2003, the Company has a newly signed one-year lease with five one-year options for two sound stages, which generates $504,000 annually with cost-of-living increases. The Company acquired
80% ownership in seven and one half acres of property in Nevada with 162,000 square feet of buildings, which are being renovated into seven sound stages for rental. Our subsidiary, Half Day Video, Inc., supplies personnel, cameras, and other production equipment to various production companies on a short-term basis.

TELEVISION, FILM, & ANIMATION PRODUCTION


WOODY FRASER PRODUCTIONS

In addition to producing our own television and motion picture programming, we have an exclusive facilities agreement in place for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions. A joint venture agreement was entered into between ValCom Inc and Woody Fraser Productions and Woody Fraser on January 1, 2001.According to the contract Woody Fraser Productions and Woody Fraser are responsible for developing, selling and producing various Television and Film series and the developing expenses are to be borne by ValCom Inc. The net profit participation to be ValCom Inc 75% and WPF together with Fraser 25%.

The revenues for year ending Sep 30, 2002 were around $7 million. The revenues for year ending September 30, 2003 were negligible as Woody Fraser was unable to obtain any production orders. The joint venture Agreement between the parties was terminated on April 10,2003 and was replaced by an exclusive facilities agreement for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions. The future outlook for this business is uncertain and will entirely depend on Woody Fraser's ability to obtain production contracts.

October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue.

CHANNEL 8 IN PALM SPRINGS, CALIFORNIA

In connection with our joint venture with New Global Communications, Inc., we own a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market.

RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2004 VS. DECEMBER 31, 2003

Revenues for the three months December 31, 2004 decreased by $323,737 or 57% from $564,148 for the three months ended December 31, 2003 to $240,411 for the same period in 2004. The decrease in revenue was principally due to decreased production revenues associated with the equipment rental business and also due to decreased production revenues associated with the joint venture with Woody Fraser Productions.

Production costs for the three months ended December 31, 2004 increased by $36,844 or 336% from $10,942 for the three months ended December 31, 2003 to $47,786 for the same period in 2004. The increase in production costs was principally due to increased production associated with equipment rental business.

Depreciation and amortization expense for the three months ended December 31, 2004 increased by $184,107 or 88% from $210,360 for the three months ended December 31, 2003 to $26,253 for the same period in 2004.

General and administrative expenses for the three months ended December 31, 2004 increased by $4,917 or.01% from $612,717 for the three months ended December 31, 2003 to $617,634 for the same period in 2004. The decrease was due principally to decreased personnel costs for the new projects.

Interest expense for the three months ended December 31, 2004 decreased by $263,098 or 98% from $267,592 for the three months ended December 31, 2003 to $4,494 for the same period in 2004. The decrease was due principally to the decrease in interest rates associated with the company's mortgage loans.

Due to the factors described above, our net loss increased by $312,711 from $646,733 for the three months ended December 31, 2003 to $959,444 for the same period in 2004.


PROSPECTS FOR FUTURE OPERATIONS

The revenues for quarter ending March 2005, is estimated to be $200,000 mainly derived from rental income from the two studios in Valencia and from Valencia studios in Las Vegas.

However, for the year ending September 2005 revenues are expected to reach $2,000,000 from the new studios being developed at Las Vegas, Nevada which will mainly come from $500,000 from studio operations and $1,500,000 from Equipment Rentals. The key variables in achieving the desired results are - (1) The Company receiving adequate finances for Capital investments of $1,000,000 on time (2) Obtaining Customers for renting the facilities on a long term basis. Efforts are being made by the Management in obtaining such customers.


FISCAL YEAR ENDED SEPTEMBER 30, 2004 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 2003

Revenues for the year ended September 30, 2004 decreased by $328,399 or 14.4% from to $2,281,879 for the same period in 2003 to $1,953,480 for the year ended September 30, 2004. The decrease in revenue was principally due to decreased production revenues associated with the joint venture with Woody Fraser Productions and decreased rental revenues.

Production costs for the year ended September 30, 2004 decreased by $263,176 or 63.5% from $414,224 for the year ended September 30, 2003 to $151,048 for the same period in 2004. The decrease in production costs was principally due to decreased production associated with Woody Fraser Productions as described above.

Selling and promotion costs for the year ended September 30, 2004 increased by $55,554 or 268% from $20,745 for the same period in 2003 to $ 76,299 for the year ended September 30, 2004. The decrease was due principally to a decrease in travel and public relations expenses.

Depreciation and amortization expense for the year ended September 30, 2004 increased by $317,148 or 91.04% from $348,377 for the year ended September 30, 2003 to $665,525 for the same period in 2004. The decrease in depreciation and amortization expense was due to decreased amortization related to the write off of prepaid loan fees in the prior year period.

General and administrative expenses for the year ended September 30, 2004 increased by $2,891,440 or 133.37% from $2,167,832 for theyear ended September 30, 2003 to $5,059,272 for the same period in 2004. The decrease was due principally to decreased personnel costs, outside services, utilities, settlement fees, and goodwill impairment. Consulting and professional fees for the year ended September 30, 2004 increased by $681,100 or by 111.41% from $611,339 for the year ended September 30, 2003 to $ 1,292,439for the same period in 2004. The decrease in consulting and professional fees was principally due to decreased consulting fees partially offset by an increase in legal and accounting costs.

Bad debt expense for the year ended September 30, 2004 decreased by $80,180 or 100% from $80,180 for the year ended September 30, 2003 to $0.00 for the same period in 2004.

The decrease in bad debts was primarily due to the write-off of an uncollectible note receivable from a former officer and director of the Company and write-offs associated with various production agreements, all occurring in the 2003 year.

Interest expense for the year ended September 30, 2003 decreased by $268,229 or 31.40% from a negative of $1,112,239 for the year ended September 30, 2003 to negative of $854,161for the same period in 2004. The decrease was due principally to the write off of interest associated with convertible debt in the prior year period.

Other income for the year ended September 30, 2004 increased by $17,162 or 34.3% from $50,000 for the year ended September 30, 2003 to $67,162 for the same period in 2004. The increase was due to a gain recognized from the sale of fixed assets offset by the loss recorded on equity investment of ValCom Broadcasting, LLC.

Net Loss from discontinued operations for the year ended September 30, 2004 were $0.00 compared to a negative of $ 108,445 for the same period in 2003. These expenses represent the operating loss from discontinued operations partially offset by the gain on disposal of discontinued operations of Brentwood Magazineand property in Valencia, California.

Due to the factors described above, the Company's net loss increased by $3,499,555 from a loss of $2,430,159 for the year ended September 30, 2003 to a loss of $5,929,714 for the same period in 2003. 2004.

LIQUIDITY AND CAPITAL RESOURCES

Our condensed consolidated financial statements have been prepared, assuming that we will continue as a going concern. We had a net loss of $959,444 and a negative cash flow from operations of $214,380 for the three months ended December 31, 2004, a working capital deficiency of $1,130,921, and an accumulated deficit of $9,618,115 at December 31, 2004. These conditions raise substantial doubt about our ability to continue as a going concern.

Cash totaled $22,142 on December 31, 2004 compared to $234,990 as at December 31, 2003. During the three months ended December 31, 2004, net cash used by operating activities totaled $214,382 compared to net cash used by operating activities of $ (106,042) for the comparable three-month period in 2003. A significant portion of operating activities included payments for interest and production development costs. Net cash provided by financing activities for the three months ended December 31, 2004 totaled $240,754 compared to net cash of $101,117 used for the comparable three-month period in 2003. Net cash used by investing activities during the three months ended December 31, 2004 totaled $(25,698) compared to net cash provided of $28,233 during the comparable prior year period due to proceeds from sale of fixed assets.

The above cash flow activities yielded a net cash decrease of $676 during the three months ended December 31, 2004 compared to a decrease of $23,308 during the comparable prior year period.

Net working capital (current assets less current liabilities) was a negative $1,130,921 as of December 31, 2004. We will need to raise funds through various financings to maintain its operations until such time as cash generated by operations is sufficient to meet its operating and capital requirements. There can be no assurance that we will be able to raise such capital on terms acceptable to us, if at all.

We can satisfy six months of operating expenses upon receipt of the final $250,000 tranche of financing from the Convertible Note holders. Our covenants with the 8% callable convertible note holders require note holders approval to raise additional financing either through the issuance of our capital stock or through incurrence of additional indebtedness. Our objective in the long run is to raise additional funds for the Construction and Operations through a strategic partner. We are also exploring the possibility of a bond issue in the near future. If these attempts are successful we will be in a better position to serve our cash requirements. In both cases we will seek the approval of the 8% callable convertible holder.

So far we have not been able to obtain funding for our long term requirements.

FUTURE OUTLOOK

October 1, 2003, we formed New Zoo Revue LLC pursuant to a joint venture agreement with O Atlas Enterprises Inc., a California corporation. New Zoo Revue LLC was formed for the development and production of "New Zoo Revue" a feature film and television series and marketing of existing episodes. ValCom shall contribute all funding required for the development of the above to a maximum of $1,000,000 and O Atlas shall contribute an exclusive ten (10) year worldwide license in and to all rights, music and characters as its equal contribution towards Capital. The net profit after all expenses will be shared equally by ValCom Inc. and O Atlas. New Zoo Review LLC is expected to generate revenue by 2005 and expected to grow based on our ability to sell the TV Series of New Zoo Revue. The start up costs amounting to $105,040 are included in Prepaid Development Costs and the Production Equipment purchased is included in the Fixed Assets at $59,959.


Presently, our revenues are not sufficient to meet operating and capital expenses. We have incurred operating losses since inception, and this is likely to continue for the foreseeable future.

Our management projects that we will require a minimum of $3.2 million to fund our debt repayment, ongoing operating expenses and working capital requirements through September 30, 2005 as follows:


Marketing                                              $  100,000
General  and  administrative                           $  100,000
Capital  Purchases                                     $  500,000
Debt  repayment                                        $2,200,000
General  Working  Capital                              $  300,000
                                                       ----------
TOTAL                                                  $3,200,000
                                                       ==========

The continuation of our business is dependent upon obtaining further financing, market acceptance of our current products and any new products that we may introduce, the continuing successful development of our products and related technologies, and, finally, achieving a profitable level of operations.

As discussed above under the heading "Liquidity and Capital Resources, we plan to raise any additional capital required to meet the balance of our estimated funding requirements through January 31, 2005, primarily through the private placement of our securities (including shares of our common stock that are reserved for issuance upon use of our $15M standby equity distribution agreement entered into on May 19, 2004). Our covenants with the 8% callable convertible note holders require note holders approval to raise additional financing either through the issuance of our capital stock or through incurrence of additional indebtedness. Our objective is to raise additional funds for the Construction and Operations through a strategic partner. We are also exploring the possibility of a bond issue in the near future. If these attempts are successful we will be in a better position to serve our cash requirements. In both cases we will seek the approval of the 8% callable convertible holder.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

DEPRECIATION AND AMORTIZATION

For financial and reporting purposes, the Company follows the policy of providing depreciation and amortization on the straight-line method over the estimated useful lives of the assets, which are as follows:


Building                             39  years
Building  Improvements               39  years
Production  Equipment                 5  years
Office  Furniture  and  Equipment     5  to  7  years
Leasehold  Improvements               5  years
Autos  and  Trucks                    5  years



EMPLOYEESTOCK COMPENSATION PLAN AND NON-QUALIFIED STOCK OPTIONS

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

The Company has a 2001 Employee Stock Compensation Plan (the "ESCP") to enhance its ability to attract, retain and compensate experienced employees, officers, directors and consultants. The effective date of the ESCP is January 2001. A total of 2,600,000 shares of common stock were registered for issuance under the ESCP on three Form S-8 registration statements filed January 16, 2001, March 26, 2001 and October 19, 2001. Pursuant to the ESCP, the Compensation Committee or Board of Directors may award registered shares of the Company's common stock to employees, officers, directors or consultants for cash, property, services rendered or other form of payment constituting lawful consideration. Plan shares awarded for other than services rendered shall be sold at not less than the fair market value on the date of grant.


                                GOING CONCERN

We require additional financing to fund our operations. We have an accumulated deficit of $9,618,115 and deficit working capital of $ 1,130,921 as of December 31, 2004. During the three months ended December 31, 2004, we used $(214,380) cash in operating activities and $(25,698) in investing activities. During the three months ended December 31, 2004, we had proceeds from financing activities of $240,754 including sale of stock in the amount of $48,090.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Our consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, our consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

                           DESCRIPTION OF PROPERTY

We have an office at 28309 Avenue Crocker, Valencia, CA 91355. We leased this 52,000 square foot facility for a 1 year term ending June 1, 2005 with five one year lease renewal options or an option to buy the property. This facility consists of an office and administration area, and two studios and houses both Valencia Entertainment International and Half Day Video.

Our principal executive offices are located at our subsidiary, ValCom Studios Las Vegas, owns a 162,000 square foot facility on 7.5 acres and located at 41 North Mojave Road, Las Vegas, Nevada 89101. This facility consists of an office and administration area. We are currently building 7 studios on the property.

Our subsidiary KVPS, Channel 8, in which ValCom has 45% ownership, leases property in Palm Springs, California.

We expect that our current facilities will be sufficient for the foreseeable future. To the extent that we require additional space in the near future, we believe that we will be able to secure additional leased facilities at commercially reasonable rates.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the following , we have not in the past two years been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $100,000 , and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest:

At December 31, 2004, related party payables represent $91,000 to a director and shareholder of the Company, resulting from loans.

The promoters of our company are our directors and officers.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In 1995, our common stock commenced quotation on the OTC Bulletin Board under the symbol "VACM". In addition, our common stock is listed for trading on the Frankfurt XETRA under the symbol "VAM."

The following quotations obtained from OTC Bulletin Board reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:


      Quarter  Ended               High             Low
----------------------------------------------------------------
       March 31,  2005*            $0.12           $0.05
----------------------------------------------------------------
   December  31,  2004             $0.24           $0.07
----------------------------------------------------------------
   September  30,  2004            $0.26           $0.09
----------------------------------------------------------------
        June  30,  2004            $0.35           $0.09
----------------------------------------------------------------
       March  31,  2004            $0.47           $0.23
----------------------------------------------------------------
    December  31,  2003            $0.55           $0.30
----------------------------------------------------------------
   September  30,  2003            $0.51           $0.08
----------------------------------------------------------------
        June  30,  2003            $0.10           $0.05
----------------------------------------------------------------
       March  31,  2003            $0.21           $0.05
----------------------------------------------------------------
    December  31,  2002            $0.40           $0.14
----------------------------------------------------------------


* As of March 31, 2005.


Our common shares are issued in registered form. Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004 is the transfer agent for our common shares.

As of March 31, 2005, we had 35,787,926 shares of common stock outstanding and approximately 3,200 stockholders.

                               DIVIDEND POLICY

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

                            EXECUTIVE COMPENSATION

Particulars of compensation awarded to, earned by or paid to:

(a) our company's chief executive officer (the "CEO");

(b) each of our company's four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed fiscal year;

(the "Named Executive Officers") are set out in the summary compensation table below.

During the fiscal year ended September 30, 2004, three (3) individuals served as executive officers of our company at various times

                   ==========================================

                           SUMMARY COMPENSATION TABLE
------------------  ----  ------------------------------------------------------
                           Annual Compensation            Long Term Compensation
------------------  ----   -----------------------------------------------------   --------   ------------
                                                          Awards                     Payouts
------------------  -----  --------    -----     ------   ----------  ----------     --------  ------------

Name and Principal   Year  Salary      Bonus     Other    Securities    Restricted    LTIP      All Other
Position                                         Annual   Underlying    Shares or     Payouts   Compensation


                            Compen-satioOptions/ SARs     Restricted
                                        Granted  (#)      Share Units
------------------   ----   -------------------------     ------------  -----------  --------  ------------
Vince Vellardita     2004   $140,000    Nil        Nil       Nil           Nil          Nil        Nil
President, Chairman  2003   $120,000    Nil        Nil       Nil           Nil          Nil        Nil
and Chief Executive  2002   $140,000    Nil        Nil       Nil           Nil          Nil        Nil
Officer
-------------------  ----   --------  ----------------    ------------  -----------   ------   ------------
Donald Magier (1)    2004   $100,000    Nil        Nil       Nil           Nil          Nil        Nil
                     2003   $120,000    Nil        Nil       Nil           Nil          Nil        Nil
Secretary,
Treasurer  and
Director
-------------------  ----   --------  ----------------    ------------  -----------   ------   ------------
Tracey Eland         2004   $ 60,000    Nil        Nil       Nil           Nil          Nil        Nil
                     2003   $ 45,000    Nil        Nil       Nil           Nil          Nil        Nil
Secretary,
Treasurer
=================== =====   ========  ======      =====    ===========  ===========   ======   ============



(1) Mr. Magier served as the Company's Treasurer, Secretary and Director during the fiscal year ended September 30, 2003. Effective March 29, 2004, he resigned as an officer and director. Effective April 2004, the Board of Directors appointed Tracey Eland as Treasurer and Secretary to replace Mr. Magier.

 (2) The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during fiscal 2004.
 Our company has never issued stock appreciation rights. Our company grants options that generally vest over two years at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board.


               OPTION/SAR  GRANTS  IN  THE  LAST  FISCAL  YEAR
================  =============  ==============   ===========    ==============
Name               Number of      %  of  Total     Exercise        Expiration
                   Securities     Options/                          Date
                   Underlying     SARs  Granted
                   Options/       to  Employees
                   SARs           in  Fiscal       Price
                   Granted  (#)   Year            ($/Share)
================  =============  ===============  ============    ==============
N/A
==================  ============= ==============   ============   ==============



The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of September 30, 2004. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of September 30, 2004 and the exercise price of the individual's options. No Named Executive Officer exercised options during fiscal 2004.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

=================  =============  ===========  ===================================  ==============================
                                                Number of Securities Underlying      Value      of      Unexercised
                                   Aggregate    Unexercised  Options/SARs at FY-End  In-the-Money  Options/SARs  at
                    Shares         Value        (#)                                  FY-end  ($)
                    Acquired  on   Realized
Name                Exercise  (#)  ($)          Exercisable  /  Unexercisable        Exercisable  /   Unexercisable
-----------------  -------------  -----------  -----------------------------------  -------------------------------
                                                Exercisable       Unexercisable      Exercisable      Unexercisable
-----------------  -------------  -----------  -----------------------------------  ---------------  --------------
N/A
-----------------  -------------  -----------  -----------------------------------  ---------------  --------------


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

ValCom is a party to an employment agreements with Vince Vellardita and previously with Don Magier.



ValCom entered into an Employment Agreement with Vince Vellardita, its Chairman of the Board, Chief Executive Officer and President, effective October 1, 2000. The term of the Agreement is for five years. The Board of Directors may terminate Mr. Vellardita's employment at any time. The Agreement shall be automatically renewed for successive one-year terms, unless either party gives written notice of termination three months prior to the end of the term. The Agreement provides for an annual salary of $120,000 for the first year, $150,000 for the second year and $200,000 for the third year, plus a bonus if authorized by the Board of Directors. If ValCom is involved in a merger or consolidation in which it does not survive, or if ValCom transfers substantially all of its assets, the surviving entity in the merger or consolidation or the transferee of ValCom's assets shall be bound by the Agreement. With the exception of ownership of up to five percent of the equity securities of another publicly traded corporation, the Agreement prohibits Mr. Vellardita from engaging in any activity competitive with or adverse to ValCom's business or welfare without ValCom's prior written consent.

Don Magier resigned from the Company in March 2004.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors and executive officers receive, on an annual basis, incentive stock options to purchase shares of our common stock as awarded by our Board of Directors in consultation with the compensation committee.

Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated herein, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

We have a 2001 Employee Stock Compensation Plan to enhance our ability to attract, retain and compensate experienced employees, officers, directors and consultants. The effective date of the ESCP is January 15, 2001. A total of 2,600,000 shares of common stock were registered for issuance under the ESCP on three Form S-8 registration statements filed January 16, 2001, March 26, 2001 and October 19, 2001. Pursuant to the ESCP, the Compensation Committee or the Board of Directors may award registered shares of our common stock to employees, officers, directors or consultants for cash, property, services rendered or other form of payment constituting lawful consideration. Plan shares awarded for other than services rendered shall be sold at not less than fair market value on the date of grant. During the fiscal year ended September 30, 2004, we issued an aggregate of 950,000 shares of registered common stock to employees, officers, directors and consultants pursuant to the ESCP for services rendered.

To date, we have granted to directors, officers, employees and consultants incentive stock options to purchase shares of our common stock subject to and in accordance with the prevailing policies of the stock exchange on which our shares were then listed. Options are granted based on the assessment by our Board of Directors and/or compensation committee of the optionee's past and present contribution to the success of our company. These options are not transferable and are exercisable from the date granted until the earliest of
(i) such number of years (up to ten years) from the date of the grant, or (ii) such number of days following the death of the optionee as is specified in each optionee's option agreement.

Other than the management agreements, the advisory agreements and the stock incentive plans discussed herein, we presently have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

                             FINANCIAL STATEMENTS

Our consolidated financial statements are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to ValCom are filed as part of this prospectus:


Name

Consolidated  Balance Sheets at December 31, 2004 (Unaudited)              F-1

Consolidated  Statements  of Operations (Unaudited) -
Three Months Ended December 31, 2004  and  2003                            F-3

Consolidated Statements of Cash Flows (Unaudited) -
Three Months Ended December 31, 2004  and  2003                            F-5

Notes to Consolidated Financial Statements (Unaudited) -
Three Months Ended December 31, 2004  and 2003                             F-6


Auditors'  Report,  dated March  10,  2005                                 F-17

Consolidated Balance Sheets at September 30,
2004                                                                       F-18

Consolidated Statements of Operations -
Years Ended September 30, 2004, and
September  30,  2003                                                       F-20

Consolidated Statements of Stockholders'
Equity- Years Ended September 30, 2004, and September 30, 2003             F-21

Consolidated Statements of Cash Flows  -
Years Ended September 30, 2004, and September  30,  2003                   F-24

Notes to Consolidated Statements -
Years Ended September 30, 2004, and September 30, 2003                     F-26
</TABLE

                        VALCOM, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEET
                              December 31, 2004
                                 (UNAUDITED)

                                    ASSETS


Current  Assets:
Cash  &  Cash  equivalents                          $    22,142
Accounts  receivable,  net                               40,132
Note receivables - current                               94,598
                                                    -----------
Total  Current  Assets                                  156,872

Property  and  equipment  -  net                      3,538,959

Deposits  and  other  assets                             40,631

                                                   ------------
Total  Assets                                      $  3,736,462
                                                   ============






See accompanying notes to the condensed consolidated financial statements

                        VALCOM, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                              December 31, 2004
                                 (UNAUDITED)

                    LIABILITIES AND STOCKHOLDERS' DEFICIT


Liabilities  Not  Subject  To  Compromise
Current  liabilities:
Accounts  payable                                                     $  536,588
Accrued  interest                                                        100,797
Accrued  expenses                                                         30,956

Due  to  related  parties                                                 91,000
Notes  payable                                                           528,452
                                                                      ----------
Total  Current  Liabilities  not  subject  to  compromise              1,287,793

Mortgage  payable-Nevada                                               2,400,000


Long tem loans                                                            46,004
                                                                      ----------

Total  Current  Liabilities                                            2,446,004


Commitments  and  contingencies

                                                                       ---------
TOTAL LIABILITIES                                                      3,733,797




Stockholders' deficit:
Convertible preferred stock: all with par value $0.001;
Series B, 1,000,000 shares authorized; 38,000 Shares
issued and outstanding                                                       38

Series C, 5,000,000 shares authorized; 4,859,083 shares
issued and outstanding                                                    4,859

Common  stock, par value $.001; 100,000,000 shares authorized;

33,572,926 shares issued and outstanding                                 33,574
Treasury Stock 35,000 shares                                                (35)
Additional  Paid-in capital                                           9,582,344



Minority Interest                                                      (158.595)
Accumulated  deficit                                                 (9,459,520)

                                                                    -----------
Total  Stockholders'  deficit                                             2,665
                                                                    -----------
Total  Liabilities  and  Stockholders'  deficit                     $ 3,736,462
                                                                    ===========




See accompanying notes to the condensed consolidated financial statements

                        VALCOM, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)


                                     For the three month    For the three month
                                     period ended           period ended
                                     December 31,  2004     December 31,  2003
                                     -------------------    ------------------
Revenue:
   Rental                            $    173,372                  $531,571
   Production                              62,039                    30,237
   Other                                    5,000                     2,340
                                     ------------              ------------


                                          240,411                   564,148
                                     ------------               ------------

Cost  and  Expenses:
   Production                             47,786                     10,942
   Selling  and  promotion                12,062                     13,942
   Depreciation  and  amortization        26,253                    210,360
   General  and  administrative          617,634                    612,717
   Consulting and professional expenses  517,312                    142,569
                                    ------------               ------------
Total  Cost  and  Expenses             1,221,048                    990,560
                                    ------------               ------------

Operating  Profit  (Loss)               (980,636)                  (426,412)

Other  income  (expense):
       Interest  expense
        Gain  on  sale  of  assets         (4,494)                 (267,592)

        Loss  on  equity  investment           -                     53,950
       Interest income                    25,688
                                    ------------               ------------
     Total Other Income (Expense)         21,193                   (220,321)
                                    ------------               ------------

Loss from continuing operations         (959,444)                  (646,733)

Discontinued  Operations:
       Operation loss from
         discontinued  operations              -                   ( [____])
       Net gain on disposal of
         discontinued  operations              -                     [____]
                                    ------------               ------------
  Total discontinued operations                -                   ( [____])
                                    ------------               ------------


Net  loss                           $   (959,444)              $   (646,733)
                                    ============               ============

    Basic and diluted loss
     per share from continuing
    operations                      $      (0.03)              $      (0.06)
                                    ------------               ------------
   Basic and diluted loss per
     share from discontinued        $      (0.00)                     (0.00)
     operations
                                    ------------               ------------
    Basic and diluted loss
        per share                   $      (0.03)                     (0.06)
                                    ------------               ------------

    Weighted average shares
     outstanding: Basic               31,501,469	         15,213,818

    Weighted average shares
    Outstanding: diluted              36,360,552   	         17,943,818


See accompanying notes to the condensed consolidated financial statements

                      VAL VALCOM, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)


                                                        For the three month     For the three month
                                                           Period ended             period ended
                                                          December 31, 2004      December 31, 2003
                                                       --------------------     --------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from operations before reorganization activities:$   (959,444)                $(646,733)
Adjustments to reconcile net loss to net cash used in
    operating activities:
Depreciation and amortization                                   26,253                   210,360

Gain on sale of fixed assets                                                             53,950
Stock issued for services and compensation                     547,781                   465,959
Changes in operating assets and liabilities:
Receivables                                                      2,135                   30,776

Production in progress                                          (3,397)                (125,767)
Other assets                                                                            (14,220)
Deferred Compensation                                             ----                   16,511
Deposits                                                          ----                  (24,864)
Accounts payable and accrued expenses                          172,290                   35,886
                                                     	---------------		 --------------
Net cash used in operating activities before
   reorganization items                                        (214,382)               (106,042)
                                                     	---------------		 --------------

 CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment  . . . . . . . . . .       (25,698)                 (46,556)
Notes receivable payments .                                                              17,589
 Proceeds from sale of property & equipment .. . . . . . . . .  57,200
                                                     	---------------		 --------------
Net Cash Provided by (Used In) Investing Activities . . . . .  (25,698)                  28,233
                                                     	---------------		 --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from sale of stock.. . . . . . . . . . . . . .    48,090
Joint Venture Contribution    . . . . . . . . . . . . . . . .     ---                    50,000
Long term loans . . . . . . . . . . . . .                      176,664                  100,000
 Cash received for shares to be issued. . . . . . . . . . . . .
Principal borrowings on notes and mortgages . . . . . . . . . .(48,883)
Due to related parties. . . . . . . . . . . . . . . . . . . . .16,000
                                                     	---------------		 --------------
Net Cash Provided By (Used In) Financing Activities  . . . . . 240,754                  101,117
                                                     	---------------		 --------------

NET DECREASE IN CASH & CASH EQUIVALENTS . . . . . . . . . .        674                   23,308

CASH & CASH EQUIVALENTS - BEGINNING .. . . . . . . . . . . . .  21,468                  211,682
                                                     	---------------		 --------------
CASH & CASH EQUIVALENTS - ENDING. . . . .        	$       22,142           $      234,990
                                                    	===============		 ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
-------------------------------------------------
Interest paid .. . . . . . . . . . . . . . . . .	$        4,494           $      191,116

Income tax paid  . . . . . . . .              .  	$           [0]          $           [0]
                                                    	===============		 ==============


                         VALCOM, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 (UNAUDITED)

 [TO BE PROVIDED]

                       VALCOM, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                              SEPTEMBER 30, 2004

                                    ASSETS


Current  Assets:
Cash  &  Cash  equivalents                          $    21,478
Accounts  receivable,  net                               28,767
Production in progress                                   91,201
Note  receivable,  current                                    -
                                                    -----------
Total  Current  Assets                                  141,446

Property  and  equipment  -  net                      3,539,513
Deferred  Compensation                                        -
Deferred  financing  costs                                    -
Deposits  and  other  assets                             40,631
                                                   ------------
Total  Assets                                     $   3,721,580
                                                   ============



The accompanying notes are an integral part of these consolidated financial statements.

                        VALCOM, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS (CONTINUED)
                              September 30, 2004

                     LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities
Current  liabilities:
Accounts  payable  		                              $   342,116
Accrued  interest  		                                  100,796
Accrued  expenses   		                                   53,138
Due  to  related  parties  		                          100,000
Notes  payable           		                          386,952


                           		                      -----------
Total  Current  Liabilities		                      $   983,002
                               			              -----------

Mortgage payable 		                                2,400,000
Long term loans                   		                   68,530
Prepetition  trade  accounts  payable 			                -
Prepetition  Payables  due  to  related  parties		        -
Prepetition  accrued  expenses  		                        -

                                   		              -----------
Total  Long-term Liabilities		                      $ 2,468,530
                       			                      -----------
    Total  Liabilities 			                      $ 3,451,532


Stockholders' Equity:
Convertible preferred stock: all with par value $0.001;
  Series B, 1,000,000 shares authorized; 38,000 shares
    issued and outstanding                                             38
  Series C, 5,000,000 shares authorized; 4,480,000 shares
    issued and outstanding                                          4,480
  Series D, 1,250,000 shares authorized; 1,250,000 shares
    issued and outstanding

 Common stock, par value $.001; 100,000,000 shares
     authorized; 28,119,449 shares  issued and outstanding         28,120
  Treasury stock                                                      (35)
  Minority Interest                                              (133,342)
Additional  Paid-in capital                                     8,896,116
Retained earnings (deficit)                                    (8,525,329)
Total  Stockholders'  Equity                                      270,048
                                                              -----------
Total  Liabilities  and  Stockholders'  Equity                $ 3,721,580
							      ===========




The accompanying notes are an integral part of these consolidated financial statements.



                                                                                   For the year ended    For the year ended
                                                                                   September 30, 2004    September 30, 2003
Revenue:
Rental . . . . . . . . . . . . . . . . . . . . . . . . . . .  $                            1,856,834   $         1,945,422
Production . . . . . . . . . . . . . . . . . . . . . . . . .                                  90,353               336,457
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . .                                   6,293                     -
                                                              ---------------------------------------  --------------------

Total Revenue. . . . . . . . . . . . . . . . . . . . . . . .                               1,953,480             2,281,879
                                                              ---------------------------------------  --------------------

Cost and Expenses:
Production . . . . . . . . . . . . . . . . . . . . . . . . .                                 151,048               414,224
Selling and promotion. . . . . . . . . . . . . . . . . .                                      76,299                20,745
Depreciation and amortization. . . . . . . . . . . . . . . .                                 665,525               348,377
General and administrative . . . . . . . . . . . . . . . . .                               4,869,879             2,167,832
Consulting and professional fees
no underline . . . . . . . . . . . . . . . . . . . . . . . .                               1,292,439               611,339
Bad debts . . . . . . . . . . . . . . . . . . . . . . .                                                             80,180
Goodwill impairment. . . . . . . . . . . . . . . . . . . . .                                       -
                                                              ---------------------------------------  --------------------
Total Cost and Expenses. . . . . . . . . . . . . . . . . . .                               7,055,190             3,642,697
                                                              ---------------------------------------  --------------------

Operating loss . . . . . . . . . . . . . . . . . . . . . . .                              (5,101,710)           (1,360,818)

Other Income (Expense):
    Interest expense . . . . . . . . . . . . . . . . . . . .                                (854,161)           (1,112,239)
       Gain on sale of assets. . . . . . . . . . . . . . . .                                 140,451                78,750
       Loss on Equity Investment . . . . . . . . . . . . . .                                                       (57,765)

       Interest income . . . . . . . . . . . . . . . . . . .                                   7,936
   Other income. . . . . . . . . . . . . . . . . . . . . . .                                  67,162                50,000
                                                              ---------------------------------------  --------------------

Total Other Income (Expense) . . . . . . . . . . . . . . . .                                (638,612)           (1,041,254)
                                                              ---------------------------------------  --------------------
Loss from continuing operations. . . . . . . . . . .          $                           (5,740,322)           (2,402,072)

Discontinued Operations:
        Operating loss from discontinued operations. . . . .                                                      (108,445)

         Net gain on disposal of discontunued operations . .                                 189,392                80,358
                                                              =======================================  ====================
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . .  $                           (5,929,714)  $        (2,430,159)
                                                              =======================================  ====================
Basic and diluted loss per share from continuing
    Operations . . . . . . . . . . . . . . . . . . . . . . .  $                                (0.27)                (0.19)
                                                              =======================================  ====================
Basic and diluted loss per share from discontinued
    Operations . . . . . . . . . . . . . . . . . . . . . . .                                       -                  0.00
   Basic and diluted loss per share. . . . . . . . . . . . .  $                                (0.27)  $           (  0.19)
                                                              =======================================  ======================

    Weighted average shares outstanding:  Basic and diluted.                              21,913,888            12,100,650
                                                              =======================================  ======================




                                               VALCOM INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                      FROM SEPTEMBER 3O, 2002 THROUGH SEPTEMBER 30, 2004


                                                                                                                  PREFERRED
                                                                                                                  SERIES C-
                                                                                                                  STOCK  TO
                                           PREFERRED SERIES B     PREFERRED SERIES C       PREFERRED SERIES D     BE ISSUED
                                           SHARES      AMOUNT      SHARES      AMOUNT      SHARES       AMOUNT      SHARES
                                         ----------  ----------  ----------  ----------  -----------  ----------  ----------

Balance September 30, 2002                  38,000          38   1,400,000       1,400    1,250,000       1,250     380,000


Shares issued for services

Shares issued for
debt retirement

Shares issued to employees
as compensation

Private Placement issuances

Treasury stock cancellation
Reclassify funds receipt
for stock issuance

Preferred stock issued
for cash, net                                                      380,000        380

Warrants issued with
preferred stock payable

Issuance of warrants
with convertible notes

VACM Units issued
to placement agents

Issuance of common stock
warrants and options

Cancellation of series C
Preferred Stock at par                                            (300,000)      (300)

Less treasury stock to be issued

Preferred stock to be issued                                                                                       (380,000)

Net Loss
                                         ----------  ----------  ----------  ----------  -----------  ----------  ----------

Balance September 30, 2003                  38,000          38   1,480,000       1,480    1,250,000       1,250           0
                                         ==========  ==========  ==========  ==========  ===========  ==========  ==========

Inter-company transfer of
assets  and discontinue
subsidiary.

Shares issued for services

Shares issued for debt retirement

Private Placement Memorandum

Preferred stock issued for cash, net                             2,999,999       3,000   (1,250,000)     (1,250)

Warrants issued with
preferred stock payable

Less treasury stock

Net Loss
                                         ----------  ----------  ----------  ----------  -----------  ----------  ----------

Balance September 30, 2004                  38,000          38   4,479,999       4,480            0           0           0
                                         ==========  ==========  ==========  ==========  ===========  ==========  ==========







                                               VALCOM INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                      FROM DECEMBER 31, 2002 THROUGH SEPTEMBER 30, 2004
                                                             Continued

                                 PREFERRED
                                 SERIES C-
                                 STOCK  TO                            ADDITIONAL
                                 BE ISSUED   	    COMMON            PAID-IN      TREASURY    RETAINED
                                 AMOUNT      SHARES        AMOUNT     CAPITAL      STOCK       EARNINGS      TOTAL
                                 ----------  ------------  ---------- -----------  ----------  ------------  -----------

Balance September 30, 2002          239,400    11,011,933      11,012  12,787,591    (23,522)   (8,126,190)    4,890,979

Shares issued for services                        975,000         975     139,401                                140,376

Shares issued for
debt retirement                                    26,400          26       3,844                                  3,870
                                                                                                                       -
Shares issued to employees
as compensation                                   597,500         598      53,877                                 54,475
                                                                                        	                       -
Private Placement issuances                       350,000         350      41,650                                 42,000
                                                                              		                               -
Treasury stock cancellation                       (35,000)        (35)    (23,487)    23,522			       -
Reclass funds receipt
for stock issuance                                                                        20	                      20
Preferred stock issued
for cash, net                                                                     	                               -
                                                                                            		               -
Warrants issued with
preferred stock payable                                                                                  	       -
                                                                                  	                     	       -
Issuance of warrants
with convertible notes                                                                              		       -
                                                                                                             	       -
VACM Units issued
to placement agents                                                                                                    -
                                                                                                        	       -
Issuance of common stock
warrants and options                                                                                 		       -
                                                                              		                               -
Cancellation of series C
Preferred Stock at par                                                        300 		                       -
                                                                                     		                       -
Less treasury stock to be issued                                                        	                       -
                                                                                   		                       -
Preferred stock to be issued       (239,400)                              239,020		                       -
                                                   	                                                               -
Net Loss                                                                    	                (2,430,159)   (2,430,159)
                                 ----------  ------------  ---------- -----------  ----------  ------------  -----------


Balance September 30, 2003                0    12,925,833      12,926   13,242,216          0  (10,556,349)    2,701,561
                                 ==========  ============  ==========  =========== ==========  ============  ===========


Inter-company transfer of
assets  and discontinue
subsidiary.                                                             (8,207,252)              7,827,392      (379,860)
Shares issued for services                      9,248,617       9,849    2,230,574
Shares issued for services                                                                                     2,240,423

Shares issued for debt retirement               1,198,333         598      224,052                               225,250
                                                                                                                       -
Private Placement Memorandum                    4,746,666       4,747    1,406,526                             1,411,273
                                                                                                                       -
Preferred stock issued for cash, net                                                                               1,750
                                                                                                                       -
Warrants issued with
preferred stock payable                                                                                                -
                                                                                                                       -
Less treasury stock                                                            		 (35)                        (35)
                                                                                                                       -
Net Loss                                                                                        (5,929,714)   (5,929,714)
                                 ----------  ------------  ---------- -----------  ----------  ------------  -----------

Balance September 30, 2004                0    28,119,449      28,120   8,896,116        (35)   (8,658,671)      270,048
                                 ==========  ============  ==========  =========== ==========  ============  ===========



****   Brentwood Video, ValCom Broadcasting, WF Prod- Wack, WF 2, VEI  were discontinued during 2004
***    Building lost in Bankruptcy case given effect in VEI


                        VALCOM, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS





















                                                       For the Year        For the Year
                                                          Ended             Ended
                                                      September 30,       September 30,
                                                           2004              2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss . . . . . . . . . . . . . . . . . . . . . .  $ ( 5,929,714)       $(2,430,159)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization . . . . . . . . . . .         665,525            348,377
Bad debt expense. . . . . . . . . . . . . . . . . .                             80,180
Gain on sale of property & equipment . . . . . . . . . . .                     (78,750)
Warrants & options issued for compensation. . . . . . . .   290,599             42,000
Stock issued for compensation. . . . . . . . . . .          885,755             54,475
Stock issued for services  . . . . . . . . . . . . .      1,342,600            140,376
Impairment of assets
Investment write off. . . . . . . . . . . . . . . .         189,392
Discarded business
Litigation settlements
CHANGES IN OPERATING ASSETS AND LIABILITIES
Receivables . . . . . . . . . . . . . . . . . . . .         43,140             339,180
Production in progress. . . . . . . . . . . . . . .        (91,201)
Deferred compensation . . . . . . . . . . . . . . .        258,680             145,868
Deferred Interest . . . . . . . . . . . . . . . . .        153,060
Deposits. . . . . . . . . . . . . . . . . . . . . .         74,907             (76,125)
Accounts payable and accrued expenses . . . . . . .     (2,088,509)          1,133,996
Production advances . . . . . . . . . . . . . . . .             -                    -
                                                        -----------       ------------
Net Cash (Used In) Provided By Operating Activities     (4,205,766)           (300,582)
                                                        -----------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds form sale of fixed assets. . . . . . . . .        140,451             101,267
Notes receivable payments . . . . . . . . . . . . .                             83,690
                                                        -----------       ------------
Net Cash Provided By Investing Activities . . . . .	  1 40,451             184,957
                                                        -----------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayment of notes payable. . . . . . . .      2,468,530            (184,395)
Preferred Stock issue . . . . . . . . . . . . . . .          1,750
Issue of shares . . . . . . . . . . . . . . . . . .      1,411,273
Principal borrowings on notes . . . . . . . . . . .         52,768             259,963
Due to related parties. . . . . . . . . . . . . . .        (59,220)            (91,635)
                                                        -----------       ------------
Net Cash Provided By (Used In) Financing Activities     (3,875,101)            (16,067)
                                                        -----------       ------------

NET INCREASE (DECREASE) IN CASH . . . . . . . . . .       (190,214)           (131,692)

CASH AT BEGINNING OF YEAR    . . . . . . . . . . . . .     211,682             343,374
                                                        -----------       ------------
CASH AT END OF YEAR. . . . . . . . . . . . . . . .      $   21,468        $    211,682
---------------------------------------------------     ===========       ============

SUPPLEMENTAL DISCLOSURE OF
---------------------------------------------------
CASH FLOW INFORMATION:

---------------------------------------------------


Cash paid for interest. . . . . . . . . . . . . . .  $     854,161             489,029
                                                     --------------       ------------
Cash paid for income taxes. . . . . . . . . . . . .  $         800         $         -
                                                     --------------       ------------


                       VALCOM, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       SEPTEMBER 30, 2004 AND 2003

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS


DESCRIPTION OF BUSINESS

ValCom, Inc. and subsidiaries (the "Company"), formerly SBI Communications, Inc., was originally organized in the State of Utah on September 23, 1983, under the corporate name of Alpine Survival Products, Inc. Its name was subsequently changed to Supermin, Inc. on November 20, 1985. On September 29, 1986, Satellite Bingo, Inc. became the surviving corporate entity in a statutory merger with Supermin, Inc. In connection with the above merger, the former shareholders of Satellite Bingo, Inc. acquired control of the merged entity and changed the corporate name to Satellite Bingo, Inc. On January 1, 1993, the Company executed a plan of merger that effectively changed the Company's state of domicile from Utah to Delaware. Through shareholder approval dated March 10, 1998, the name was changed to SBI Communications, Inc.

On April 7, 2003, the Company filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. The case is pending in the United States Bankruptcy Court, Central District of California, San Fernando Valley Division. The Company requires the use of its secured creditor's cash collateral to operate. Throughout the pendency of this case, the Company has worked with its two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders '' cash collateral through December 31, 2003.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing the Company's continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grant Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.


VEI filed a voluntary chapter 11 bankruptcy petition on April 7, 2003 and obtained the status of Debtor in Possession. After successfully settling the debts owed to secured creditors through sale of property as per court order dated June 3,2004 VEI applied to the United States Bankruptcy Court, Central District of California, San Fernando Valley Division for a Motion to dismiss Chapter 11 Bankruptcy case ("the Motion").The Court on August 3, 2004, having considered the Motion and pleadings filed in support thereof, having heard argument of counsel, finding that notice was proper, and for good cause appearing therefore, ordered (1) The Motion granted (2) Debtor's Chapter 11 bankruptcy case dismissed.

The Company is a diversified entertainment company with the following operating activities:

a) Studio rental - the Company leases eight sound and production stages to production companies. Six of the eight sound and production stages are owned by the Company, while the remaining two stages are leased from a third party under an operating lease agreement.

b) Studio equipment and rental - operating under the name Half Day Video, Inc., the Company supplies and rents personnel, cameras and other production equipment to various production companies on a short-term or long-term basis.

c)  Film  and  TV production -The Company, in addition to producing its  own
television  and  motion   picture  programming,  has  an  exclusive  facilities
agreement in place for productions in Los Angeles County for a three-year term with Woody Fraser/Woody Fraser Productions.


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

d) Broadcast Television - The Company owns a 45% equity interest in ValCom Broadcasting, LLC, a New York limited liability company, which operates KVPS (Channel 8), an independent television broadcaster in the Palm Springs, California market, which is strategically located in the middle of four major markets including Los Angeles, Phoenix, Las Vegas and San Diego.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Following is a summary of the significant accounting policies followed in the preparation of these consolidated financial statements, which policies are in accordance with accounting principles generally accepted in the United States of America.

a. SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the year ended September 30, 2003, the Company issued 26,400 shares of common stock to convert $3,870 of principal and interest on convertible debentures (See Note 5).

During the year ended September 30, 2004, the Company issued 597,500 shares of common stock to convert $54,475 of principal and interest on convertible debentures (See Note 5).

b. BASIS OF PRESENTATION This summary of significant accounting policies of the Company is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.




                        c. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of ValCom, Inc. and four two wholly-owned subsidiaries, VEI, which was acquired effective February 2001, and Half Day Video, Inc., which was acquired effective March 2001. ValCom, Nevada, Inc. which was acquired effective March 1, 2004, and New Zoo Revue was acquired effective October 2003 Investments in affiliated companies over which the Company has a significant influence or ownership of more than 20% but less than or equal to 50% are accounted for under the equity method.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. CONCENTRATIONS AND CREDIT RISK

The Company has two customers who accounted for approximately 99% of total rental revenues for the year ended September 30, 2003. As of September 30, 2003, all eight sound and production stages were under non-cancelable operating leases for one year from two major production companies.

Financial instruments that potentially subject the Company to concentrations of risk consist of trade receivables principally arising from monthly leases from television producers. The Company continuously monitors the credit-worthiness of its customers to minimize its credit risk.

f. FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

g. DEPRECIATION AND AMORTIZATION

For financial and reporting purposes, the Company follows the policy of providing depreciation and amortization on the straight-line method over the estimated useful lives of the assets, which are as follows:




Building                      39  years
-------------------------  ------------
Building  Improvements        39  years
-------------------------  ------------
Production  Equipment          5  years
                           ------------
Office Furniture & Equip. 5 to 7  years
                           ------------
Leasehold  Improvements        5  years
                           ------------
Autos  and  Trucks             5  years
-------------------------  ------------

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

h. DEFERRED LOAN COSTS

Deferred loan costs represent ancillary costs incurred to obtain loans. These are being amortized on the straight-line method over the term of the related loan.

i. RECLASSIFICATIONS

Certain amounts from prior periods have been reclassified to conform to the current year presentation.

j. INCOME TAXES

Deferred income tax assets or liabilities are computed based on the difference between the financial reporting and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period.



k. IMPAIRMENT OF LONG-LIVED ASSETS

Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions Effective January 1, 2002, the Company adopted Statement of Financial Accounting of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2004, there were no significant impairments of its long-lived assets.

l. STOCK-BASED COMPENSATION

The Company accounts for its stock-based employee compensation plans using the intrinsic value based method, under which compensation cost is measured as the excess of the stock's market price at the grant date over the amount an employee must pay to acquire the stock.

m. REVENUE RECOGNITION

Revenues from studio and equipment rentals are recognized ratably over the contract terms. Revenues from the production and licensing of television programming are recognized when the films or series are available for telecast and certain contractual terms of the related production and licensing agreements have been met. In January 2003, the Company entered into a Memorandum of Understanding to cancel the Agreement and Plan of Reorganization dated August 2, 2002, pursuant to which the Company acquired PTL Productions (dba Brentwood Magazine) and sell PTL Productions, Inc. (dba Brentwood Magazine) back to the seller.

TREASURY STOCK

Treasury stock is accounted for by the cost method. Issuance of treasury shares is accounted for on a first- in, first-out basis. Differences between the cost of treasury shares and the re-issuance proceeds are charged to additional paid-in capital, if reissued. During July 2002, the Company purchased 35,000 shares of its common stock at a total cost of $23,522. No shares have been reissued as of September 30, 2003. In September 2003, the Company retired these shares back into the treasury.



NEW ACCOUNTING PRONOUNCEMENTS



On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.



NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:




                                                 September    September
						    30,          30,
                                                   2004         2003
                                                ------------  ----------

Land                                            $  1,940,000 $ 7,392,292
Building                                           1,226,146   4,028,785
Building  Improvements                               219,211   1,154,406
Production  Equipment                                 68,708     512,648
Leasehold  Improvements                               62,677      62,677
Autos  and  Trucks                                    33,971      66,656
Office  Furniture  and  Equipment	              45,971      79,892
		                                  ----------  ----------
Video Equipment 			             279,029           0
                                                   3,875,105  13,297,356
Less:  accumulated  depreciation	             335,592  (1,697,053)
		                                  ----------  ----------
Net  book  value . . . . . . .  		$  3,539,513 $11,600,303
                                                  ========== ===========


NOTE 3 NOTE RECEIVABLE

In September 2001, the Company sold production equipment to an unrelated third party under an asset purchase agreement for $350,000. Under the terms of the agreement, $150,000 was to be paid at signing and the remaining $200,000 was to be paid in 24 monthly installments of $8,333. The $150,000 was paid to the Company, however, none of the $8,333 monthly payments were made. In July 2002, the Company restructured the note to forgive $40,000 of the note and extend the maturity date one year, thereby reducing the monthly payments to $6,667. In connection with the sale, the Company recorded a loss of $25,312, which is included in general and administrative expenses for the fiscal year ended September 30, 2002. Additionally, the Company recorded a $40,000 loss on the restructuring of the note which is also included in general and administrative expenses. The note is non-interest bearing. The Company recorded a discount on the note amounting to $25,312 and the discount is accreted to interest income over the term of the note. In connection with the discount, the Company recorded interest income of $9,648 for the fiscal year ended September 30, 2003. As of September 30, 2003, the balance due on the note is $60,000. The third party is current with the $6,667 monthly payments on the note. The note is secured by the equipment sold. In January 2003, the Company received $40,000 of the equipment back from the seller.




NOTE 4. NOTES PAYABLE


                                                                                 September    September
                                                                                    30,           30,
                                                                                    2004        2003
                                                                                 ----------    --------
Promissory note payable to Finance Unlimited, formerly known as
Hawthorne Savings (formerly known as First Fidelity), monthly installments of principal and interest of $54,648. Interest is variable based on a 6-month US T-Bill rate. The note is secured by a Deed of Trust on the Valencia Studio property and matures June 2004.  According to the agreement, as a result of default in installment, the whole note becomes current.  The Company defaulted in payments of the note in 2002, as a
result of which the note is classified as a current liability.. . . . . . . .  $               $5,858,378

Convertible promissory note, net of discount of $25,764 at September 30,
2003.  See Note 6 for further description.. . . . . . . . . . . . . . . . . .         -         1,805,706

Promissory note payable to City National Bank, interest at 11.25%, maturing February 28, 2006.  The note is collateralized by production
equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     106,587

Other,  8.00%  -  11.00%  interest,  maturing  from  2003
to 2006. . . . . . . . . .							                   82,757
                                                                               ----------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     605,482       7,853,428
Less  current  maturities . . . . . . . . . . . . . . . . . . . . . . . . . .     536,952      (7,801,551)
                                                                               ----------      ----------

Long-term  notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . $   68,530      $   51,877
                                                                               ==========      ==========



                      NOTE 4. NOTES PAYABLE (CONTINUED)

                Future maturities on the notes are as follows:


2003         $1,238,357
2004            925,035
2005            119,877
2006            129,487
2007            132,635
Thereafter   $5,395,559
             ----------
              7,940,950
             ==========




On June 6, 2001 and September 7, 2001, the Company borrowed $750,000 and $250,000, respectively, from the Laurus Master Fund, Ltd. The borrowings were evidenced by convertible promissory notes due June 7, 2003 and September 7, 2003, respectively. Interest at 8% per annum was payable quarterly. Any or all principal or interest was convertible into common stock of the Company at 80% of the average of the lowest closing stock prices during the preceding 60 trading days. The convertible notes were also issued with detachable warrants to purchase up to 72,737 shares of common stock of the Company at the lesser of $.548 per share or 120% of the average three lowest closing stock prices during the immediately preceding 10 trading days prior to exercise of the warrants. A discount of $375,000 was recognized on the beneficial conversion features of this debt and the detachable warrants.

On May 24, 2002, the Company repaid the remaining $1,089,616 convertible note due to the Laurus Master Fund, Ltd. In connection with the payoff of the note, the Company expensed $109,000 in unamortized prepaid loan fees, $245,000 of unamortized discounts and $295,000 of interest expense.

In May and June 2002, the Company issued to the Laurus Master Fund, Ltd. 12 % convertible notes in the aggregate principal amount of $2,000,000. The notes mature on May 24, 2004, are convertible into the Company's common stock at a fixed conversion price of $.95 per share and are payable monthly over 22 months. The interest rate escalates to 13% for the months seventh to eighteen, after which it is 14% till maturity. In addition, in connection with the issuance of the convertible notes, the Company issued warrants to purchase 300,000 shares of common stock at an exercise price of $1.20 exercisable until May 24, 2007. The convertible notes are secured by a second mortgage on the Company's properties. The fair value assigned to the warrants amounted to $77,300 and was determined using the Black-Scholes pricing model. Such amount is included in additional paid-in-capital at September 30, 2002. The convertible note is presented in the accompanying consolidated balance sheet at September 30, 2003 net of a discount of $25,764.

During the year ended September 30, 2003, the Company issued 26,400 shares of common stock to the holders of its convertible notes payable for payment of principal and accrued interest. Principal and accrued interest converted during the year ended September 30, 2003 totaled $3,870, which was computed based upon terms stipulated in the applicable convertible notes.

During the year ended September 30, 2002, the Company issued 552,748 shares of common stock to the holders of its convertible notes payable for payment of principal and accrued interest. Principal and accrued interest converted during the year ended September 30, 2002 totaled approximately $145,512, which was computed based upon terms stipulated in the applicable convertible notes. In connection with the repayment of the June 6, 2001 and September 7, 2001

NOTE 5. CONVERTIBLE NOTES PAYABLE

convertible notes and the issuance of the May and June 2002 convertible notes, the Company issued 350,000 restricted shares of its common stock to Laurus Master Fund, Ltd. for payment of late fees and penalties. The total amount of the late fees and penalties paid with common stock amounted to approximately $256,000, which was computed based upon the market prices of the common stock on the applicable conversion dates and is included in general and administrative expenses in the accompanying consolidated statement of operations for the year ended September 30, 2002.

1. Mortgage Payable $2,400,000

2. Long Term Loan 68,530

1. Ron Foster            $ 11,952
                         --------
2. Great Asian Holdings    95,000
                         --------
3. Richard Shintaku        30,000
                         --------
4. AJW Partner             40,000
                         --------
5. AJW Qualified          110,000
                         --------
6. AJW Off Shore           92,500
                         --------
7. New Millennium           7,500
                         --------
                         $386,952
                         ========


NOTE 6. RELATED PARTY TRANSACTIONS

At September 30, 2003, related party payables represent $39,220 due to the President and $120,000 due to a director and shareholder of the Company, resulting from a loan.



At September 30, 2004, related party payables represent $30,000 due to a Director and Shareholder of the Company.



NOTE 7. TREASURY STOCK

Treasury stock is accounted for by the cost method. Issuance of treasury shares is accounted for on a first-in, first-out basis. Differences between the cost of treasury shares and the re-issuance proceeds are charged to additional paid-in capital, if reissued. During July 2002, the Company purchased 35,000 shares of its common stock at a total cost of $23,522.

NOTE 8. INCOME TAXES

No provision for Federal and state income taxes has been recorded as the Company has incurred net operating losses through September 30, 2004. At September 30, 2004, the Company had approximately $6,985,363 of net operating loss carryforwards for Federal income tax reporting purposes available to offset future taxable income. Such carryforwards expire beginning in 2003. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses and capital losses carried forward may be impaired or limited in certain circumstances. Events, which may cause limitations in the amount of net operating losses that the Company may utilize in any one year, include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period.

Deferred tax assets at September 30, 2004 consist primarily of the tax effect of net operating loss carryforwards, which amounted to approximately $2,131,768. Other deferred tax assets and liabilities are not significant. The Company has provided a full valuation allowance on the deferred tax assets at September 30, 2004 to reduce such deferred income tax assets to zero, as it is management's belief that realization of such amounts is not considered more likely than not.


The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of
Operations:



                                                       September  30,2004   September 30,2003
                                                     --------------------   -----------------

Tax  expense  (credit)  at  statutory  rate-federal                 (34)%               (34)%
                                                    ---------------------   -----------------
State  tax  expense  net  of  federal  . . . . .                    (6)		         (6)
                                                    ---------------------   -----------------
Changes  in  valuation  allowance . . . . . . . .                   40	                 40
                                                    ---------------------   -----------------
Tax  expense  at  actual  rate. . . . . . . . . .                    - 		          -
--------------------------------------------------  ---------------------   -----------------







The components of the net deferred tax asset are summarized below:
------------------------------------------------------------------

                                                     September  30,  2004   September 30, 2003
                                                    ----------------------  ------------------
Deferred  tax  asset
Net  operating  losses . . . . . . . . . . . . . .  $            2,131,768	     2,813,027
                                                    ----------------------  ------------------
Less:  valuation  allowance . . . . . . . . . . . .             (2,131,768)	    (2,813,027)
                                                    ----------------------  ------------------


                                                    $                  -0-	           -0-
                                                    ---------------------- -------------------

NOTE 9. STOCKHOLDERS' EQUITY

a. EQUITY INVESTMENT

The Company accounts for its investments in companies over which the Company has significant influence or ownership of more than 20% but less than or equal to 50% under the equity method. The Company's 45% investment in a recently acquired television station has been accounted for as an investment under the equity method.

b. TREASURY STOCK

Treasury stock is accounted for by the cost method. Issuance of treasury shares is accounted for on a first-in, first-out basis. Differences between the cost of treasury shares and the re-issuance proceeds are charged to additional paid-in capital, if reissued. During July 2002, the Company purchased 35,000 shares of its common stock at a total cost of $23,522.

C. LOSS PER COMMON SHARE



NOTE 10. COMMITMENTS

In May 2000, the Company leased additional facilities adjacent to its location in Valencia. The lease has a term of five years. Initial monthly base rent was $29,000 with annual increases until 2004 when base rent will be $34,585. Rent expense for the year ended September 30, 2003 and 2002 were $430,989 and $470,354, respectively.




NOTE 11. LITIGATION

On April 7, 2003, the Company filed on an emergency basis a voluntary Chapter 11 bankruptcy petition. The case is pending in the United States Bankruptcy Court, Central District of California, San Fernando Valley Division, as Case No. SV 03-12998-GM. As of December 31, 2003, the company was in compliance of all its duties under the Bankruptcy Code and all applicable guidelines of the Office of the United States Trustee.

The Company requires the use of its secured creditor's cash collateral to operate. Throughout the pendency of this case, the Company has worked with its two real estate secured lenders, Finance Unlimited, LLC and Laurus Master Fund, Limited on the details of cash collateral stipulation. An order approving a global interim cash collateral stipulation with Finance Unlimited and Laurus was entered on August 26, 2003. This stipulation permitted the Company's use of the lenders"'' cash collateral through December 31, 2003.

On January 15, 2004, the Court approved two additional cash collateral stipulations, one each with Finance Unlimited and Laurus, authorizing the Company's continued use of cash collateral through March 31, 2004 (Second Interim Stipulation). The Second Interim Stipulation generally grant Finance Unlimited and Laurus relief from the automatic bankruptcy stay effective March 31, 2004, and the right to hold foreclosures sales on their real and personal property collateral as early as April 1, 2004.

On June 26, 2003, the Company filed within its bankruptcy case an adversary complaint against six creditors for injunctive relief and to extend the protections of the automatic stay arising under section 362 of Bankruptcy Code. Through this action, the Company seeks to bar temporarily the defendant creditors from attempting to collect on their allowed claims from the Company's key personnel.




BANKRUPTCY DISMISSAL

VEI filed a voluntary chapter 11 bankruptcy petition on April 7, 2003 and obtained the status of Debtor in Possession. After successfully settling the debts owed to secured creditors through sale of property as per court order dated June 3,2004 VEI applied to the United States Bankruptcy Court, Central District of California, San Fernando Valley Division for a Motion to dismiss Chapter 11 Bankruptcy case ("the Motion").The Court on August 3, 2004, having considered the Motion and pleadings filed in support thereof, having heard argument of counsel, finding that notice was proper, and for good cause appearing therefore, ordered (1) The Motion granted (2) Debtor's Chapter 11 bankruptcy case dismissed.

On October 5, 2004, ValCom, Inc. and Valencia Entertainment International, LLC, commenced a lawsuit in the Los Angeles Superior Court, State of California, against Chicago Title Company and Laurus Master Fund, Ltd. The suit seeks an accounting of the amount due in connection with a non-judicial foreclosure of a deed of trust securing a promissory note executed by ValCom and Valencia. It also alleges that Chicago Title breached its trustee's duties and Laurus breached the terms of the promissory note and deed of trust securing it. ValCom's attorney has expressed his belief that the lawsuit it meritorious but at this stage in the proceeding, he is unable to state how much, if any, will be recovered in the lawsuit.

Lloyd Kurtz

Pending or Threatened Litigation, Claims and Assessments by the prior contractor for the renovations, at ValCom Studios in Nevada has been replaced. Mr. Lloyd Kurtz filed suit on October 25, 2004 against ValCom, Inc., A private Nevada Corporation which is 80% owned by ValCom, Inc. a Delaware Corporation, ValCom, Inc. a Delaware Corporation and Vincent Vellardita. The suit alleges a violation of Securities Act of 1933 and states that Mr. Kurtz purchased 600,000 shares of ValCom - Delaware at $0.25 per share and that the shares were not registered. He claims he is owed an additional $303,000. Mr. Kurtz has filed a Mechanic's Lien for $303,000. A motion to dismiss the claim of Mr. Kurtz has been filed. If the corporation does not prevail on its Motions to Dismiss the corporation will file its full defense and counterclaims which exceed the amount claimed by Mr. Kurtz.

Farkhanda Rana

On October 20, 2004 a shareholder of ValCom initiated a suit against the Company and its President alleging violations of State and Federal Securities Law along with Fraud and Breach of Contract. The lawsuit captioned Farkhanda Rana vs. ValCom, Inc., Valencia Entertainment and Vince Vellardita et al. were filed in Los Angeles Superior Court as Case Number PC035673. On November 23, 2004 after a hearing the Plaintiff in this matter obtained a pre-judgment writ of attachment against the Company for $325,000.00.

The Company is involved from time to time in legal proceedings incident to the normal course of business. Management believes that the ultimate outcome, except the cases mentioned above, of any pending or threatened litigation would not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

NOTE 12. STOCK ACTIVITY

a. CONVERTIBLE PREFERRED STOCK

At September 30, 2003 and 2004, the Company had three series of convertible Preferred Stock: B, C and D. Series B Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 10% per share, per year, to be issued if and when declared by the Board of Directors and can be converted at any time into common stock on a 1 for 5 basis. In the event of any liquidation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series C Preferred Stock has no voting rights, is entitled to receive cumulative dividends in preference to any dividend on the common stock at a rate of 10% per share, per year, to be issued if and when declared by the Board of Directors and can be converted at any time into common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive an amount equal to the purchase price per share, plus an amount equal to declared but unpaid dividends thereon, if any, to the date of payment. Series D Preferred Stock has no voting rights, no dividends and can be converted at any time to common stock on a 1 for 1 basis. In the event of any liquidation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive an amount equal to the purchase price per share.




With respect to rights on liquidation, Series B, C and D Preferred Stock shall rank senior to the common stock but Series C Preferred Stock shall be senior to both Series B and D Preferred Stock while Series D Preferred Stock shall be junior to both Series B and C Preferred Stock. No dividends have been declared by the Board of Directors for any of the Series of convertible Preferred Stock for the fiscal year ended September 30, 2002.




NOTE 13. EMPLOYEES' STOCK COMPENSATION PLAN AND NON-QUALIFIED STOCK OPTIONS

The Company has a 2001 Employee Stock Compensation Plan (the "ESCP") to enhance its ability to attract, retain and compensate experienced employees, officers, directors and consultants. The effective date of the ESCP is January 2001. A total of 2,600,000 shares of common stock were registered for issuance under the ESCP on three Form S-8 registration statements filed January 16, 2001, March 26, 2001 and October 19, 2001. Pursuant to the ESCP, the Compensation Committee or Board of Directors may award registered shares of the Company's common stock to employees, officers, directors or consultants for cash, property, services rendered or other form of payment constituting lawful consideration. Plan shares awarded for other than services rendered shall be sold at not less than the fair market value on the date of grant.


                                     F-16
During the fiscal year ended September 30, 2003, the Company issued an aggregate of 1,572,500 shares of registered common stock to employees, officers, directors and consultants pursuant to the ESCP. The expense recorded during fiscal year 2003 under the ESCP amounted to $151,722 and was based on the closing trading price of the Company's common stock on the date granted.


(C) WARRANTS
During the fiscal year ended September 30, 2003, the Company issued warrants to purchase 2,083,334 shares of the Company's common stock to a director in connection with services provided and to be provided to the company. The weighted average exercise price for the warrants issued was $0.12, and all of the warrants begin to expire in September 2005. The director has exercised 350,000 warrants up to September 30, 2003.


NOTE 14. SUBSEQUENT EVENTS

Subsequent to September 30,2004, the Company issued 1,410,333 shares of common stock at prices ranging from $0.12 to $0.25 amounting to $1,202,000 through private placements. In addition to this the Company also issued 200,000 shares for $0.47 per share against services rendered and 50,000 shares for $0.25 per share as per the terms of the employment agreements.

NOTE 15. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a net loss of $5,929,714 for the year ended September 30, 2004, and an accumulated deficit of $8,525,329 as of September 30,2004. The Company had a net loss of $2,430,159 for the year ended September 30, 2003. Valencia Entertainment International, LLC, a California limited liability company and the Registrant's subsidiary filed on April 7, 2003, a voluntary petition in bankruptcy for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (note 8). The main income of the Registrant is from the operations of Valencia Entertainment International. These conditions raise doubt about the Company's ability to continue as a going concern.

NOTE 16 SEGMENT INFORMATION

The Company classifies its business interests  into  three  fundamental  areas:
Studio Rental, consisting principally of sound and production stage rentals to production companies, Studio Equipment Rental, consisting principally of personnel, camera and other production equipment rentals to various production companies on a short-term or long-term basis, and Film and TV Productions, consisting principally of television productions for the broadcast networks, cable networks or first-run television syndication.




<BTB>  		                     Studio Rental  Studio Equip   Film & TV     Total
For the year ended September		 30, 2003      Rental      Production
Revenues		             $    1,902,621 $    379,258   $    -        $ 2,281,879
Operating (Loss) Income			 (1,323,245)     (37,573)       -	  (1,360,818)
Total Assets		                 12,013,289      191,969        -         12,205,258
Depreciation and Amortization 		    298,896       49,391        -            348,377


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 1, 2005, the Registrant engaged Armando C. Ibarra, Certified Public Accountants, as the Registrant's independent accountants to report on the Company's consolidated balance sheet as of September 30, 2004, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Armando C. Ibarra, Certified Public Accountants was approved by the Registrant's Board of Directors.

The Registrant auditors, Kabani & Company, Inc. PA (herein after "KC") resigned effective February 1, 2005. KC served as the Registrant's independent auditors' for the Registrant's fiscal years ended September 30, 2003 and 2002, as well through the date of its dismissal. KC's report on the Registrant's consolidated financial statements for the registrant's fiscal year September 30, 2003 and September 30, 2002 (the "Reports") does not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, however, it was modified to include an explanatory paragraph wherein they expressed substantial doubt about the Registrant's ability to continue as a going concern.

During the Registrant's association with KC as Registrant's independent accountants until KC's resignation, there were no disagreements with KC within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to KC's satisfaction, would have caused KC to make reference to the subject matter of the disagreements in connection with its reports.

During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Armando C. Ibarra, neither the Registrant nor anyone on the Registrant's behalf consulted with Armando C. Ibarra regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event." The Registrant has requested KC to review the disclosure contained herein and has provided KC the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of KC 's views, or the respects in which KC does not agree with the statements contained herein. KC has reviewed the disclosure contained herein and has provided to the Registrant a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-B. A copy of such letter is filed as Exhibit 16 to this Current Report on Form 8-K.


WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of ValCom, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ValCom, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 ("Indemnification of officers, directors, employees and agents; insurance") of the Delaware General Corporation Law provides in pertinent part as follows:

"(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present and former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
(b),  or  in  defense  of  any  claim, issue or matter  therein,  he  shall  be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith .

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person "


Article Nine of the registrant's Amended and Restated Certificate of Incorporation authorizes the registrant to indemnify any current or former director, officer, employee, or agent of the registrant against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Article Ninth further provides that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Article IX of the registrant's Bylaws provides that the registrant "shall indemnify its officers, directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for the Corporation, to the fullest extent permitted under Delaware law existing now or hereinafter enacted."

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                            ITEM 25 OTHER EXPENSES

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.



SEC registration fees                            $     500.00

Accounting  fees  and  expenses                  $   8,000.00


Legal  fees  and  expenses                       $  30,000.00


Miscellaneous                                    $   1,000.00


Total                                            $  39,000.00

(1) We have estimated these amounts

ITEM 26 RECENT SALES OF UNREGISTERED SECURITIES

All of the below-referenced offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Valcom or executive officers of Valcom, and transfer was restricted by Valcom in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

On August 17, 2004, Valcom entered into a Securities Purchase Agreement with four accredited institutional investors for the issuance of an aggregate of
(i) $750,000 principal amount 8% Callable Secured Convertible Notes and (ii) warrants to purchase 750,000 shares of common stock. The 8% Convertible Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $0.20 and (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by thirty-five percent (35%). In connection with the issuance of the 8% Convertible Notes, the holders received warrants to purchase shares of our common stock. The warrants entitle the investors to purchase 750,000 shares of our common stock at an exercise price equal to $0.14 per share.

In September 2004, Valcom, issued 125,000 shares of common stock to its legal counsel, Sichenzia Ross Friedman Ference LLP, in consideration of legal services.

During the nine months ended June 30, 2004, the Company converted the Series D Preferred Stock to common stock by issuance of 2,800,000 shares of common stock.

During the nine months ended June 30, 2004, the Company issued 208,333 shares of common stock in lieu of debt retirement. The value of the debt retired totaled approximately $25,000.

During the nine months ended June 30, 2004, the Company issued 500,000 shares of common stock in lieu of prepaid development costs. The value of the development costs totaled approximately $215,000, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June, 2004, the Company issued 650,000 shares of common stock in lieu of prepaid acquisition and development costs of the Las Vegas Studios. The value of the development costs totaled approximately $266,500, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June 30, 2004, the Company issued 1,900,000 shares of common stock in lieu of compensation consultancy services performed and compensation. The value of the services performed totaled approximately $797,600, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June, 2004, the Company issued 30,000 shares of common stock to a director in lieu of an interest payment of $3,000, which was computed based upon the market price of common stock at the applicable payment date.

During the nine months ended June, 2004, the Company issued 500,000 shares of common stock to a director in lieu for compensation valued at $ 95,000 and principal loan repayment for $ 50,000, which was computed based upon the market price of common stock at the applicable payment date.

During the nine months ended June, 2004, the Company issued 250,000 shares of common stock to a director in lieu of services valued at $ 35,000, which was computed based upon the market price of common stock at the applicable payment date.

During the nine months ended June 30, 2004, the Company issued 300,000 shares of common stock to a director in lieu of retirement of a loan valued at $94,035 which was computed based upon the market prices of common stock on the applicable payment dates.

During the nine months ended June 30, 2004, the Company issued an aggregate of 315,750 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $121,458, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the nine months ended June 30, 2004, the Company issued 600,000 shares of common stock in exchange for 600,000 shares of series C preferred convertible on a one on one basis and retired 110,000 to treasury as part of settlement agreement.

During the nine months ended June 30, 2004, the Company issued 1,344,667 shares of common stock for options exercised amounting to $ 282,000.

During the nine months ended June 30, 2004, the Company issued 2,827,465 shares of common stock to individuals through a Private Placement Memorandum for $591,136.

During the nine months ended June 30, 2003, the Company issued 975,000 shares of common stock in lieu of compensation for legal and consulting services performed. The value of the legal and consulting services performed totaled approximately $140,376, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June 30, 2003, the Company issued 597,500 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $54,475, which was computed based upon the market prices of the common stock on the applicable payment dates.

During the nine months ended June 30, 2003, the Company issued 26,400 shares of common stock in lieu of debt retirement. Total value of the debt retired was approximately $3,870, which was computed based upon the market prices of the common stock issued on the applicable payment dates.

During the nine months ended June 30, 2004, the Company issued 600,000 shares of common stock in exchange for 600,000 shares of series C preferred convertible on a one on one basis and retired 110,000 to treasury as part of settlement agreement with a former employee.

During the nine months ended June 30, 2004, the Company issued 4,454,999 shares of common stock to individuals through a Private Placement Memorandum for $1,015,000. This issuance of shares was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended March 31, 2004, the Company issued 583,333 shares of common stock in lieu of debt retirement of a loan. The value of the debt retired totaled approximately $57,959. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended March 31, 2004, the Company issued 1,150,000 shares of common stock to individuals through a Private Placement Memorandum for $0.25 per share or $ 288,000. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended March 31, 2004, the Company issued 500,000 shares of common stock in lieu of prepaid development costs. The value of the development costs totaled approximately $215,000, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended March 31, 2004, the Company issued 200,000 shares of common stock in lieu of compensation consultancy services performed. The value of the consultancy services performed totaled approximately $94,000, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended March 31, 2004, the Company issued 200,000 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $82,000, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended March 31, 2004, the Company issued 650,000 shares of common stock in lieu of prepaid acquisition and development costs of the Las Vegas Studios. The value of the development costs totaled approximately $266,000, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the six months ended January 12, 2004, the Company issued an aggregate of 115,750 shares of common stock in lieu of compensation, salaries and bonuses to employees. Total value of the compensation, salaries and bonuses was approximately $46,300, which was computed based upon the market prices of the common stock on the applicable payment dates. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the fiscal year ended September 30, 2003, the Company issued warrants to purchase 2,083,334 shares of the Company's common stock to a director in connection with services provided and to be provided to the company. The weighted average exercise price for the warrants issued was $0.12, and all of the warrants begin to expire in September 2005. The director has exercised 791,666 warrants up to March 31, 2004. This issuance of shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On April 2, 2003, the Company issued 490,000 shares of its common stock to directors, consultants and employees at a price of $.05 per share for services rendered. These issuances of shares were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

On December 2, 2002, the Company issued 75,000 shares of its common stock to its employees at a price of $.30 per share as a bonus for services rendered. These issuances of shares were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

On August 6, 2002, the Company issued 350,000 shares of its common stock to a director of the Company for a purchase price of $42,000. This issuance of shares was exempt from registration pursuant to Regulation D under the Securities Act of 1933, as amended.

On July 1, 2002, we acquired all of the outstanding shares of Digital Cut Post, Inc. Digital Cut Post is a computer based non-linear, post-production editorial facility specializing in independent feature film and broadcast television. This acquisition provides for the sole shareholder of Digital Cut Post to receive $1,100,000 and 1,400,000 of series C preferred stock over a four
(4) year period.

In June 2002, we issued to High Capital Funding, LLC 1,250,000 shares of our series D convertible preferred stock and 1,300,000 warrants to purchase shares of our common stock at an exercise price of $.80. The series D preferred stock is convertible into our common stock at a ratio of one for one.

In May and June 2002, we issued to Laurus Master Fund, Ltd. 12 % convertible notes in the aggregate principal amount of $2,000,000. The notes are convertible into our common stock at a fixed conversion price of $.95 and is payable on a monthly basis over 22 months. In addition, we issued warrants to purchase 300,000 shares of our common stock at an exercise price of $1.20. The convertible notes are secured by a second mortgage on our properties.

                               Item 27 EXHIBITS

                              Number Description

------   -----------------------------------------------------------------------

3.1      Certificate  of  Incorporation*

3.2      By-Laws*

4.1      Securities  Purchase  Agreement,  dated August 17,  2004,  by and among
         ValCom, Inc. and AJW Offshore,  Ltd., AJW Qualified Partners,  LLC, AJW
         Partners,  LLC  and  New  Millennium  Capital  Partners  II,  LLC.*

4.2      Callable Secured  Convertible Note issued to AJW Offshore,  Ltd., dated
         August  17,  2004.*

4.3      Callable  Secured  Convertible  Note issued to AJW Qualified  Partners,
         LLC,  dated  August  17,  2004.*

4.4      Callable Secured  Convertible  Note issued to AJW Partners,  LLC, dated
         August  17,  2004.*

4.5      Callable  Secured  Convertible  Note issued to New  Millennium  Capital
         Partners  II,  LLC,  dated  August  17,  2004.*

4.6      Stock Purchase  Warrant issued to  AJW Offshore,  Ltd.,  dated August
         17,  2004.*


4.7      Stock  Purchase  Warrant issued to AJW Qualified  Partners,  LLC, dated
         August  17,  2004.*

4.8      Stock Purchase  Warrant  issued to AJW Partners,  LLC, dated August 17,
         2004.*

4.9      Stock Purchase  Warrant issued to New Millennium  Capital  Partners II,
         LLC,  dated  August  17,  2004.*

4.10 Registration Rights Agreement, dated as of August 17, 2004, by and among ValCom, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC,
         AJW  Partners,  LLC  and  New  Millennium  CapitalPartners  II,  LLC.*

4.11     Security  Agreement,  dated as of August 17, 2004, by and among ValCom,
         Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners,
         LLC  and  New  Millennium  Capital  Partners  II,  LLC.*

4.12 Intellectual Property Security Agreement, dated August 17, 2004, by and among ValCom, Inc. and AJW Offshore, Ltd., AJW Qualified Partners,
         LLC,  AJW  Partners, LLC and New Millennium Capital Partners II, LLC.*

4.13     Guaranty and Pledge  Agreement,  dated  August 17,  2004,  by and among
         ValCom, Inc., Robert Petty, AJW Offshore, Ltd., AJW Qualified Partners,
         LLC,  AJW  Partners,  LLC and New Millennium Capital Partners II, LLC.*

5.1      Opinion  of  Counsel

10.1     Eye  Span  Termination  Agreement  dated  September  15,  2004

10.2     Woody  Fraser  Facilities  Agreement*

10.3     Court  Order  Settlement

10.4     Employment  Agreement  -  Vince  Vellardita

10.5     Asset Purchase Agreement

21.1     List  of  Subsidiaries

23.1     Consent  of  Auditor



* Previously filed.

(1) Incorporated by reference to ValCom, Inc.'s Form 10-KSB

ITEM 28 UNDERTAKINGS

The undersigned Company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors,

officers and controlling persons of ValCom pursuant to the foregoing provisions, or otherwise, ValCom has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by ValCom of expenses incurred or paid by a director, officer or controlling person of ValCom in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, ValCom will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                  SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Valencia State of California on April 5, 2005.

VALCOM, INC.



/s/  Vince  Vellardita
-----------------------------------------------------------
By:  Vince  Vellardita,
     President,  Chief  Executive  Officer  and  Chairman







                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Vince Vellardita as his true and lawful attorney-in-fact and agent, with full power of substitution and re-
substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                                  SIGNATURES



/s/  Vince  Vellardita
-------------------------------------------------------
Vince  Vellardita,  President,  CEO,  Chairman  and  Director
April 5,  2005


/s/  Karien Anderson
------------------------------------------------------
Karien Anderson,  Director
April 5,  2005


/s/  Richard  Shintaku
------------------------------------------------------
Richard  Shintaku,  Director
April 5,  2005

